File No. -______________

As filed with the Securities and Exchange Commission on April 30, 2025

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated April 30, 2025

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Global Innovative Platforms Inc.

3,000,000 Shares of Common Stock

By this Offering Circular, Global Innovative Platforms Inc., a Nevada corporation (f/k/a Canning Street Corporation) (the “Global Innovative Platforms”, “Company” or “company”, “we”, “us” or “our”), is offering for sale a maximum of 3,000,000 shares of its common stock (the “Offered Shares”), at a fixed price of $0.25 per share pursuant to Tier 2 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $5,000 of the Offered Shares is required in this offering; any additional purchase must be in an amount of at least $1,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments.

Please see the “Risk Factors“ section, beginning on page 4, for a discussion of the risks associated with a purchase of the Offered Shares.

We estimate that this offering will commence within two days of the SEC’s qualification of the Offering Statement of which this Offering Circular forms a part; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution “).

Title of Class of Securities Offered and Offeror of Securities	Number of Shares	Price to Public	Commissions (1)	Proceeds to Company (2)
Common Stock Offered by Our Company	3,000,000	$0.25	$-0-	$750,000

(1)	We will not pay any commissions for the sale of Offered Shares in this offering. We do not intend to offer and sell the Offered Shares through registered broker-dealers or utilize finders. However, should we determine to employ a registered broker-dealer of finder, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.
(2)	Does not account for payment of expenses of this offering, which are estimated to not exceed $20,000 and which include, among other expenses, legal fees, accounting costs, administrative services, Blue Sky compliance and actual out-of-pocket expenses incurred by us in selling the Offered Shares. See “Plan of Distribution. “

Our common stock is quoted in the over the counter under the symbol “GIPL” in the OTC Pink Current Information of OTC Link. On March 21, 2025, the closing price of our common stock was $0.14 per share.

Our sole officer owns approximately 25% of our outstanding common stock and will, therefore, for the foreseeable future, be able to control the management and affairs of our company, as well as matters requiring the approval by our stockholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO INVESTORS IF THE AGGREGATE PURCHASE PRICE BY INVESTORS EXCEEDS SEVENTY-FIVE THOUSAND AND N0/100 DOLLARS ($75,000,000) ANNUALLY, PURSUANT TO THE TERMS OF RULE 251 OF REGULATION A TIER II SET FORTH UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THAT INFORMATION AND THOSE REPRESENTATIONS SPECIFICALLY CONTAINED IN THIS OFFERING CIRCULAR; ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON. ANY PROSPECTIVE PURCHASER OF THE SECURITIES WHO RECEIVES ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD CONTACT THE COMPANY IMMEDIATELY TO DETERMINE THE ACCURACY OF SUCH INFORMATION AND REPRESENTATIONS. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS OFFERING CIRCULAR SET FORTH ABOVE.

PROSPECTIVE PURCHASERS SHOULD NOT REGARD THE CONTENTS OF THIS OFFERING CIRCULAR OR ANY OTHER COMMUNICATION FROM THE COMPANY AS A SUBSTITUTE FOR CAREFUL AND INDEPENDENT TAX AND FINANCIAL PLANNING. EACH POTENTIAL INVESTOR IS ENCOURAGED TO CONSULT WITH HIS, HER OR ITS OWN INDEPENDENT LEGAL COUNSEL, ACCOUNTANT AND OTHER PROFESSIONALS WITH RESPECT TO THE LEGAL AND TAX ASPECTS OF THIS INVESTMENT AND WITH SPECIFIC REFERENCE TO HIS, HER OR ITS OWN TAX SITUATION, PRIOR TO SUBSCRIBING FOR SHARES OF COMMON STOCK. THE PURCHASE OF SHARES OF COMMON STOCK BY AN INDIVIDUAL RETIREMENT ACCOUNT, KEOGH PLAN OR OTHER QUALIFIED RETIREMENT PLAN INVOLVES SPECIAL TAX RISKS AND OTHER CONSIDERATIONS THAT SHOULD BE CAREFULLY CONSIDERED.

THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR HAS BEEN SUPPLIED BY THE COMPANY. THIS OFFERING CIRCULAR CONTAINS SUMMARIES OF DOCUMENTS NOT CONTAINED IN THIS OFFERING CIRCULAR, BUT ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCES TO THE ACTUAL DOCUMENTS. COPIES OF DOCUMENTS REFERRED TO IN THIS OFFERING CIRCULAR, BUT NOT INCLUDED AS AN EXHIBIT, WILL BE MADE AVAILABLE TO QUALIFIED PROSPECTIVE INVESTORS UPON REQUEST. RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)((F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN ONE (2) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)((F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution—State Law Exemption and Offerings to Qualified Purchasers” (page 16). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is * 2025.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to Global Innovative Platforms Inc., a Nevada corporation, including its subsidiaries.

Our Company

Global Innovative Platforms Inc., a Delaware corporation, (“Global Innovative Platforms,” “Canning Street,” “the Company,” “We,” “Us” or “Our’) is a publicly quoted company in the business of measuring gas outflow in pets and agriculture for diagnosis treatment of illness. We are pursuing opportunities for growth and will seek capital in return for shares of our common stock to create value for our shareholders although there is no guarantee that the Company will be able to successfully close such transactions.

Offering Summary

Securities Offered	Offered Shares: 3,000,000 shares of common stock, par value $0.001.

Offering Price	$0.25 per Offered Share.

Shares Outstanding Before This Offering	39,814,241 shares of common stock issued and outstanding as of the date hereof.

Shares Outstanding After This Offering	42,111,241 shares of common stock issued and outstanding, assuming the sale of all of the Offered Shares hereunder.

Minimum Number of Shares to Be Sold in This Offering	None

Investor Suitability Standards	The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “GIPL” in the OTC Pink Current Information.

Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which we earlier terminate this offering, in our sole discretion.

Use of Proceeds	We will apply the proceeds of this offering for sales and marketing, veterinary lab equipment, general and administrative expenses, and working capital. (See “Use of Proceeds“).

Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

Corporate Information	Our principal executive offices are located at 149 James Place, Orlando, Florida 32751; our telephone number is (321) 230-3739; our corporate website is located at http://www.GIPLinc.com. No information found on our company’s website is part of this Offering Circular.

Legal Counsel	No independent counsel has been retained to represent the investors in the company. Each investor should retain its own counsel and other appropriate advisers as to legal, regulatory and tax matters affecting investment in shares of common stock and its suitability for such investor.

Continuing Reporting Requirements Under Regulation A

We are required to file periodic and other reports with the SEC, pursuant to the requirements of Section 13(a) of the Securities Exchange Act of 1934. Our continuing reporting obligations under Regulation A are deemed to be satisfied as long as we comply with our Section 13(a) reporting requirements.

RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we presently deem less significant may also impair our business operations. If any of the events or circumstances described in the following risk factors actually occurs, our business, operating results and financial condition could be materially adversely affected. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements“).

Risks Related to Our Company

We have a shareholder’s deficit and anticipate future losses. As of September 30, 2024, we had a stockholders’ deficit of approximately $33,138. Future losses are likely to occur until we have opportunities for growth in return for shares of our common stock to create value for our shareholders as we have no sources of income to meet our operating expenses. As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. As a result, we may not have sufficient funds to grow our operations. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the year ended September 30, 2024, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

Our company has a limited operating history and an evolving business model which raises doubt about our ability to achieve profitability or obtain financing. Our company only has a couple of years of operating history. Our company’s ability to continue as a going concern is dependent upon our ability to obtain adequate financing and to reach profitable levels of operations and we have a limited history of performance, earnings, and success. There can be no assurance that we will achieve profitability or obtain future financing. There are many established venture capital and financial concerns that may be developing alternatives that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

You should be aware that there are various risks associated with our business, including the risks discussed below. You should carefully consider these risk factors, as well as the other information contained in this annual report, in evaluating our business and us.

There can be no assurance that this series of events will be successfully completed or that any stockholder will realize any return on their shares after our business plan has been implemented.

 The speculative nature of our business plan may result in the loss of your investment. Our operations are in the start-up or stage only and are unproven. We may not be successful in implementing our business plan to become profitable. There may be less demand for our services than we anticipate. There is no assurance that our business will succeed, and you may lose your entire investment.

The business plan and operations of the Company have been delayed over the course of the fiscal year ended September 30, 2024 and we were confronted by further delays in implementing our plan. The delays were the result of the death of Dr. Bryon Blagburn in April 2024, who was a leading pioneer in breath analysis in animals and was engaged by our company to direct our heartworm testing protocols. We were able to replace Dr. Blagburn with Dr. Lindsay Starkey and Dr. Elyssa Campbell, a parasitologist. Further, in the future, we may be delayed in implementing our business plan for a number of reasons, including lack of capital, issues with testing our products and our inability to hire and train additional personnel. As such, it is possible that we may not meet all, or any, of the goals we have outlined in our business plan. In the event that we cannot develop the means to progress our business plan, it is possible that we may eventually cease all Company activity.

General economic factors may negatively impact the market for our veterinary products. The willingness of pet owners and the agricultural industry to spend money on our products may be dependent upon general economic conditions; and any material downturn may reduce the likelihood of such parties incurring costs toward what some consumers may consider a discretionary expense item.

A wide range of economic and logistical factors may negatively impact our operating results. Our operating results will be affected by a wide variety of factors that could materially affect revenues and profitability, including the timing and cancellation of customer orders and projects, competitive pressures on pricing, availability of personnel, and market acceptance of our services. As a result, we may experience material fluctuations in future operating results on a quarterly and annual basis which could materially affect our business, financial condition and operating results.

If we fail to advertise effectively and efficiently, the growth of our business may be compromised. The future growth and profitability of our business will be dependent in part on the effectiveness and efficiency of our advertising and promotional expenditures, including our ability to (i) create greater awareness of our services, (ii) determine the appropriate creative message and media mix for future advertising expenditures, and (iii) effectively manage advertising and promotional costs in order to maintain acceptable operating margins. There can be no assurance that we will experience benefits from advertising and promotional expenditures in the future. In addition, no assurance can be given that our planned advertising and promotional expenditures will result in increased revenues, will generate levels of service and name awareness or that we will be able to manage such advertising and promotional expenditures on a cost-effective basis.

We have a limited operating history with losses, and we expect the losses to continue, which raises concerns about our ability to continue as a going concern. We have generated minimal revenues since our inception and will, in all likelihood, continue to incur operating expenses with minimal revenues until we are able to successfully develop our business. Our business plan will require us to incur further expenses. We may not be able to ever become profitable. We have no sources of income at this time and no existing cash balances to meet our ongoing operating expenses. In the short term, unless we are able to raise additional debt and/or equity we shall be unable to meet our ongoing operating expenses. On a longer-term basis, we intend to raise the debt and/or equity to meet our ongoing operating expenses and merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed. These circumstances raise concerns about our ability to continue as a going concern. We have a limited operating history and must be considered in the start-up stage. Our management has been able, thus far, to finance the operations through equity financing and cash on hand. There is no assurance that our company will be able to continue to finance our company on this basis.

Without additional financing to develop our business plan, our business may fail. Because we have generated only minimal revenue from our business and cannot anticipate when we will be able to generate meaningful revenue from our business, we will need to raise additional funds to conduct and grow our business. We do not currently have sufficient financial resources to completely fund the development of our business plan. We anticipate that we will need to raise further financing. We can provide no assurance to investors that we will be able to find such financing if required. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing security-holders.

If we are unable to recruit or retain qualified personnel, it could have a material adverse effect on our operating results and stock price. Our success depends in large part on the continued services of our sole executive officer and third-party relationships. We currently do not have key person insurance on these individuals. The loss of these people, especially without advance notice, could have a material adverse impact on our results of operations and our stock price. It is also very important that we be able to attract and retain highly skilled personnel. Competition for qualified personnel can be intense, and there are a limited number of people with the requisite knowledge and experience. Under these conditions, we could be unable to recruit, train, and retain employees. If we cannot attract and retain qualified personnel, it could have a material adverse impact on our operating results and stock price.

If we fail to effectively manage our growth our future business results could be harmed. As we proceed with our business plan, we expect to experience significant and rapid growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

It is possible that the Coronavirus (“Covid-19”) pandemic could cause long-lasting stock market volatility and weakness, as well as long-lasting recessionary effects on the United States and/or global economies. Should the negative economic impact caused by the COVID-19 pandemic and the responses thereto result in continuing long-term economic weakness in the United States and/or globally, our ability to expand our business would be severely negatively impacted. It is possible that our company would not be able to sustain during any such long-term economic weakness. The COVID-19 pandemic has, to date, had minimal impact on our operations.

Our internal control over financial reporting may be ineffective. We do not have the internal infrastructure necessary, and are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time when it becomes necessary to perform the system and process evaluation, testing and remediation required to comply with the management certification and auditor attestation requirements.

If our techniques for managing risk are ineffective, we may be exposed to unanticipated losses. In order to manage the significant risks inherent in our business, we must maintain effective policies, procedures and systems that enable us to identify, monitor and control our exposure to market, operational, legal and reputational risks. Our risk management methods may prove to be ineffective due to their design or implementation or as a result of the lack of adequate, accurate or timely information. If our risk management efforts are ineffective, we could suffer losses or face litigation, particularly from our clients, and sanctions or fines from regulators. Our techniques for managing risks may not fully mitigate the risk exposure in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our risk management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks or to seek positive, risk-adjusted returns. In addition, any risk management failures could cause fund losses to be significantly greater than historical measures predict. Our more qualitative approach to managing those risks could prove insufficient, exposing us to unanticipated losses in our net asset value and therefore a reduction in our revenues.

We cannot assure that we will have the resources to repay all of our liabilities in the future. We have liabilities and may in the future have other liabilities to affiliated or unaffiliated lenders. These liabilities represent fixed costs, which are required to be paid regardless of the level of business or profitability experienced by us. We cannot assure that we will not incur debt in the future, that we will have sufficient funds to repay our indebtedness or that we will not default on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business. We may utilize purchase order financing from third party lenders when we are supplying or distributing consumer goods, which increases our costs and the risks that we may incur a default, which would harm its business reputation and financial condition. We cannot assure that we will be able to pay all of our liabilities, or that we will not experience a default on our indebtedness.

There is no assurance that Breath analysis in general will achieve results better than existing tests, including heartworm. Through all the testing and research to date, it is still unclear if the VOCs that matter for a certain test (breath, environment, etc.) are wholly present on all samples tested or not. Breath analysis in general may not achieve widespread adoption for any of its potential applications, including ours.

There is no assurance that Heartworm Breath Analysis will achieve or exceed current industry standards. As referred to in “Competition”, we are conducting further tests that may achieve better results than the current industry standards in the coming year due to advancements in tools available.

Our stock will in all likelihood continue to be thinly traded and as a result you may be unable to sell at or near ask prices or at all if you need to liquidate your shares. We cannot give you any assurance that a broader or more active public trading market for our shares of Common Stock will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares of common stock at or near ask prices or at all if you need money or otherwise desire to liquidate your shares of common stock of our Company.

Risks Related to Securities Compliance and Regulation

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

The regulation of Penny Stocks such as ours by the SEC and FINRA may have an effect on the tradability of our securities. The Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks.” Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules may further affect the ability of owners of Shares to sell our securities in any market that might develop for them.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The shares of our common stock may be thinly traded, meaning that the number of persons interested in purchasing our shares of common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares of common stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price.

 State securities laws may limit secondary trading, which may restrict the states in which you can sell shares. Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Rule 144 sales in the future may have a depressive effect on our stock price. All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. We are registering all of our outstanding shares so officers, directors and affiliates will be able to sell their shares if this Registration Statement becomes effective. Rule 144 provides in essence that a person who has held restricted securities for one year may, under certain conditions, sell every three months in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a nonaffiliate after the owner has held the restricted securities for a period of two years. A sale under Rule 144 or under any other exemption from the Act, may have a depressive effect upon the price of the common stock in any market that may develop.

There may be deficiencies with our internal controls that require improvements. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

We have conducted an evaluation of our internal control over financial reporting based on the framework in “Internal Control Integrated Framework” issued by the Committee of Sponsoring Organizations for the Treadway Commission (“COSO”) and published in 2013, and subsequent guidance prepared by COSO specifically for smaller public companies. Based on that evaluation, management concluded that our internal control over financial reporting was not sufficient as of September 30, 2024 for the reasons discussed below:

A significant deficiency is a deficiency, or combination of deficiencies in internal control over financial reporting, that adversely affects the entity’s ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity’s financial statements that is more than inconsequential will not be prevented or detected by the entity’s internal control.

A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

Management identified the following material weakness and significant deficiencies in its assessment of the effectiveness of internal control over financial reporting as of September 30, 2024:

●	The Company did not maintain effective controls over certain aspects of the financial reporting process because we lacked personnel with accounting expertise to meet our financial reporting requirements.

●	Material Weakness – Inadequate segregation of duties.

The management of the Company believes that these material weaknesses will remain until such time that the Company has the resources to increase the number of personnel committed to the performance of its financial duties that such weaknesses can be specifically addressed. This will include, but not limited to, the following:

●	Hiring of additional personnel to adequately segregate financial reporting duties.

●	The retention of outside consultants to review our controls and procedures.

Risks Related to Our Organization and Structure

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange’s requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Risks Related to a Purchase of the Offered Shares

There is no minimum offering and no person has committed to purchase any of the Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

We may seek additional capital that may result in stockholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our stockholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares. Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock and consequently your ability to achieve a return on your investment depend on appreciation in the price of our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends. The success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Loss of control by our present management and stockholders may occur upon the issuance of additional shares. We may issue further shares as consideration for the cash, assets, or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of our voting power and equity. The result of such an issuance would be those new stockholders and management would control us, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of us by our current shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

We may issue shares of our preferred stock in the future that may adversely impact your rights as holders of our common stock. Our Certificate of Incorporation authorizes us to issue up to 10,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. Our preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

Our shares of common stock are penny stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

The market price for our common stock has been, and may continue to be, highly volatile. The market for low-priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are common. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

●	quarterly variations in our operating results;

●	operating results that vary from the expectations of investors;

●	changes in expectations as to our future financial performance, including financial estimates by investors;

●	reaction to our periodic filings, or presentations by executives at investor and industry conferences;

●	changes in our capital structure;

●	announcements of innovations or new services by us or our competitors;

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	lack of success in the expansion of our business operations;

●	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;

●	additions or departures of key personnel;

●	asset impairment;

●	temporary or permanent inability to offer our products and services; and

●	rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily. We arbitrarily determined the terms of this offering. The offering price for the Offered Shares does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution“).

 Our common stock is subject to price volatility unrelated to our operations. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our company’s competitors or our company itself. In addition, the over-the-counter stock market is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock. Our shares of common stock are traded on the OTCQX Markets. It is likely that our common stock will be subject to price volatility, low volumes of trades and large spreads in bid and ask prices quoted by market makers. Due to the low volume of shares traded on any trading day, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our common stock exist at the time of a purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. No assurance can be given that an active market in our common stock will be sustained. If an active market does not continue, holders of our common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

There are many established venture capital and financial concerns that may be developing alternatives that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

You should be aware that there are various risks associated with our business, including the risks discussed below. You should carefully consider these risk factors, as well as the other information contained in this annual report, in evaluating our business and us.

There can be no assurance that this series of events will be successfully completed or that any stockholder will realize any return on their shares after our business plan has been implemented.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution“).

DILUTION

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Our net tangible book value as of December 31, 2024, was $133,051, or $0.003 per share. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold at a per share price of $0.25, which represents the mid-point of the price range presented herein.

Assuming the Sale of 100% of the Offered Shares
Assumed offering price per share	$0.25
Net tangible book value per share as of December 31, 2024	$0.003
Increase in net tangible book value per share after giving effect to this offering	$0.017
Pro forma net tangible book value per share as of December 31, 2024	$0.020
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.233

Assuming the Sale of 75% of the Offered Shares
Assumed offering price per share	$0.25
Net tangible book value per share as of December 31, 2024	$0.003
Increase in net tangible book value per share after giving effect to this offering	$0.009
Pro forma net tangible book value per share as of December 31, 2024	$0.012
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.238

Assuming the Sale of 50% of the Offered Shares
Assumed offering price per share	$0.25
Net tangible book value per share as of December 31, 2024	$0.003
Increase in net tangible book value per share after giving effect to this offering	$0.008
Pro forma net tangible book value per share as of December 31, 2024	$0.012
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.242

Assuming the Sale of 25% of the Offered Shares
Assumed offering price per share	$0.25
Net tangible book value per share as of December 31, 2024	$0.003
Increase in net tangible book value per share after giving effect to this offering	$0.004
Pro forma net tangible book value per share as of December 31, 2024	$0.007
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.243

USE OF PROCEEDS

The net proceeds from the sale of the Offered Shares will be used as described herein. The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares and assuming the payment of no sales commissions or finder’s fees. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Offered Shares sold	750.000	1,500.000	2,250.000	3,000,000
Gross proceeds	$187,500	$375,000	$562,500	$750,000
Offering expenses	32,500	32,500	32,500	32,500
Net proceeds	$155,000	$342,500	$530,000	$717,500

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares at a per share price of $0.25, which represents the mid-point of the price range presented herein. All amounts set forth below are estimates.

	Use of Proceeds for Assumed Percentage
	of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Executive Salaries	$55,000	$125,000	$150,000	$167,500
Equipment	15,000	42,500	100,000	100,000
Product Development	25,000	50,000	75,000	75,000
Working Capital	20,000	50,000	100,000	200,000
G&A Expense	30,000	50,000	55,000	100,000
Sales and Marketing (1)	10,000	25,000	50,000	75,000

TOTAL	$155,000	$342,500	$530,000	$717,500

(1)	Currently, we have no assurance that the increases in product effectiveness we are seeking will occur as planned. To the extent we are unable to adequately complete our product development, fewer proceeds would be allocated to sales and marketing expenses.

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industry in which we operate, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 3,000,000 Offered Shares on a best-efforts basis, at a fixed price of $0.25 per Company Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which we terminate this offering, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned once an investor’s subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our Chief Executive Officer, Andrew N. Brown. Mr. Brown will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Brown is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Brown:

●	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

●	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

●	is not an associated person of a broker or dealer; and

●	meets the conditions of the following:

●	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

●	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

●	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8% on the sale of Offered Shares effected by the broker-dealer.

Procedures for Subscribing and Closing Process

Our offering is being conducted on a “best efforts” basis, and we intend to accept subscriptions from investors who meet the eligibility criteria described in this offering statement. The subscription process begins when a prospective investor completes and submits a subscription agreement, along with the required investment funds, in accordance with the instructions provided in this offering statement. We anticipate conducting an initial closing once at our discretion, as further described below. Subsequent closings may occur on a rolling basis as additional subscriptions are received and accepted, until the offering is fully subscribed or terminated. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives.

Investors will be notified of the acceptance of their subscriptions and the occurrence of a closing via email or other electronic communication within five business days following such acceptance or closing. In the event of a closing, we will also update our public filing with the SEC to reflect the proceeds raised, as required by applicable regulations. Should we decide to terminate the offering without conducting a closing, we will promptly notify all subscribers via email or other electronic communication and return any funds received, without interest or deduction, within ten business days of such termination. We reserve the right to terminate the offering at any time, for any reason, at our sole discretion, including if we determine that market conditions, regulatory requirements, or other factors make continuing the offering impractical or undesirable.

Process for Accepting or Rejecting Subscriptions

Upon receipt of a completed subscription agreement and corresponding funds, we will review each subscription to determine whether to accept or reject it. We aim to make a determination on each subscription within ten business days of receipt, though this period may be extended if additional information or verification is required from the subscriber. The Company retains unlimited discretion to accept or reject any subscription, in whole or in part, as stated in the subscription agreement. Factors we may consider in deciding whether to accept or reject a subscription include, but are not limited to:

●	Whether the subscriber meets the eligibility requirements for this offering, including any suitability standards or investor qualifications;
●	The completeness and accuracy of the subscription documentation provided;
●	The availability of shares remaining in the offering at the time of review;
●	The Company’s assessment of the subscriber’s alignment with our business objectives or investor base; and
●	Any legal, regulatory, or compliance considerations that may impact the subscription.

This discretion allows us to ensure that the offering aligns with our strategic goals and complies with applicable laws and regulations. Subscribers will be notified of the acceptance or rejection of their subscription via email or other electronic communication within five business days of our determination. If a subscription is rejected, we will return the subscriber’s funds, without interest or deduction, to the account or source from which they were received within ten business days of the rejection decision. The return process will be facilitated through wire transfer or check, consistent with the payment method used by the subscriber, unless otherwise agreed.

If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to the company at: 31andrewbrown@gmail.com; all relevant information will be delivered to you by return e-mail.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our company’s page on the SEC’s website: www.sec.gov.

An investor will become a stockholder of our company and the Offered Shares will be issued as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a stockholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Qualification and Investor Suitability Standards“ below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $5,000 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000.

 State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See “Risk Factors“).

The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Offered Shares in as many states as this offering is able to be qualified. In the case of each state in which we sell the Offered Shares, we will qualify the Offered Shares for sale with the applicable state securities regulatory body or we will sell the Offered Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Issuance of the Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

 DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 2,000,000,000 shares of common stock, $.0001 par value per share.

As of the date of this Offering Circular, there were 39,814,241 shares of our common stock issued and outstanding held by approximately 150 holders of record.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Our Bylaws provide that, at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Delaware law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our capital stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not otherwise disclosed herein.

Anti-takeover Effects of Delaware Law

The following is a summary of certain provisions of Delaware law, our certificate of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and bylaws. Effect of Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (defined below) with any interested stockholder (defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

●	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Our Charter Documents.

Our certificate of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.

●	Effects of Authorized but Unissued Common Stock. One of the effects of the existence of authorized but unissued common stock may be to enable our board of directors to make it more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting bloc in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

●	Action by Written Consent. Our certificate of incorporation provides that our stockholders may not act by written consent.

●	Advanced Notice. Our bylaws provide that stockholders who wish to bring nominations or other business before an annual meeting of the stockholders or a special meeting of the stockholders must provide us with notice of such proposed nomination or business within specified time frames and must provide us with information regarding the potential nominee or proposal.

●	Blank Check Preferred Stock. As noted above, our certificate of incorporation allows our Board to fix the designation, powers, preferences and rights of the shares of each series of preferred stock and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders.

●	Bylaw Amendment. Our certificate of incorporation provides our Board the ability to amend our bylaws without further vote or action by our stockholders.

●	Cumulative Voting. Our certificate of incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

●	Special Meeting of Stockholders. Our certificate of incorporation provides that a special meeting of stockholders may only be called by the President, the Chief Executive Officer, or the board of directors at any time and for any purpose or purposes as shall be stated in the notice of the meeting.

●	Vacancies. Our certificate of incorporation provides that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Stockholder Meetings

Our bylaws provide that special meetings of stockholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Delaware law.

Transfer Agent

We have retained the services of Legacy Transfer, Inc., 16801 Addison Road, Suite 247, Addsion, Texas 75001, Telephone – 972.612.4120, as the transfer agent for our common stock. Legacy Transfer’s website is located at: www.legacystocktransfer.com.

BUSINESS

Background

Our team has proven credentials in the relevant spaces of commercializing animal healthcare, product development and operations from areas ranging from genetic testing technologies, electronics, computer chip marketing, telecommunications and data, electronics equipment sales and manufacturing, and food and beverage, among other skills. Andrew Brown, our sole executive officer, in 2007, Co-Founded Doorstep Delivery which he turned into a national brand through organic growth and acquisitions, before merging with BiteSquad.com in 2016 and selling to WTRH in 2019 in a $321M transaction. Further, David A.B. Brown, who serves on the Advisory Board, has served as Chairman and CEO of Layne Christensen, which drilled the rescue hole for the Chilean miners in 2010, and chairman of the board of Pride International, the largest deep water driller that provided the equipment to cap the Deep Water Horizon disaster in the Gulf of Mexico. Rob Tavzel, also a member of our Advisory Board, has pursued a number of military, healthcare, and industrial technology projects since leaving the military. His most recent project is a partnership with the Dana Farber Cancer Institute and the greater Harvard Medical Institution to study the efficacy of breath testing to diagnose lung cancer in humans. Bruce Truman, an advisor board member, is a founding board member of the Veterinary Virtual Care Association (VVCA) and a past president of VetPartners.org.

Corporate Information

Our principal executive offices are located at 149 James Place, Orlando, Florida 32751; our telephone number is (321) 230-3739; our corporate website is located at http://www.GIPLinc.com. No information found on our company’s website is part of this Offering Circular.

Overview of Business over the Last Five Years

We were incorporated in Delaware on September 15, 2020 (‘Inception”) and are the surviving corporate entity of a Delaware holding company reorganization from a predecessor corporation, Alexandria Advantage Warranty Company, formerly a Colorado corporation, which was merged into a subsidiary and thereupon divested. Effective September 29, 2020, Alexandria Advantage (Colorado) redomiciled to Delaware by merging with its wholly owned subsidiary, Alexandria Advantage Warranty Company, a Delaware corporation (“Alexandria Advantage (Delaware)”),

Alexandria Advantage (Colorado) ceased to exist as an independent legal entity following its merger with Alexandria Advantage (Delaware).

Alexandria Advantage (Delaware) formed AAWC Corporation (“AAWC)” and Canning Street Corporation (“Canning Street”) as wholly owned subsidiaries. The Articles of each subsidiary incorporated in Delaware contained stock provisions identical to those of the Alexandria Advantage (Delaware) so that it could perform a Holding Company reorganization with Canning Street Corporation becoming the holding company under Delaware General Corporation Laws, Section 251(g), as further explained below.

Reorganization into a Holding Company Structure

Pursuant to the Delaware Holding Company formation statute, DGCL Section 251(g), Effective September 30, 2020, Alexandria Advantage (Delaware) entered into an Agreement and Plan of Merger and Reorganization into a Holding Company with Canning Street and AAWC, both wholly owned subsidiary companies of Alexandria Advantage (Delaware).

The Agreement and Plan of Merger and Reorganization into a Holding Company provided for the merger of Alexandria Advantage (Delaware) with and into AAWC with AAWC being the surviving corporation in the merger, as a subsidiary.

Alexandria Advantage (Delaware) ceased to exist as an independent legal entity following its merger with AAWC.

The shareholders of Alexandria Advantage (Delaware) were converted, by the holding company reorganization, under the Agreement, into shareholders of Canning Street on a one for one basis pursuant to the Agreement.

AAWC, the surviving company of its merger with Alexandria Advantage (Delaware), immediately thereafter became a wholly-owned subsidiary of Canning Street, the holding company.

Canning Street became the parent holding company resulting under the Agreement, pursuant to Delaware General Corporation Law section 251(g), with its wholly owned subsidiary company, AAWC, the surviving company of the merger with Alexandria Advantage (Delaware).

As a result of the Holding Company Reorganization, shareholders in publicly quoted Alexandria Advantage (Delaware) (formerly the shareholders of Alexandria Advantage (Colorado)) became shareholders in the publicly quoted Canning Street.

The Reorganization has been accounted for so as to reflect the fact that both AAWC and Canning Street were under common control at the date of the Reorganization, similar to a reverse acquisition of AAWC by Canning Street.

Disposal of AAWC

On September 30, 2020, Canning Street. sold 100% of the issued share capital of its subsidiary, AAWC., to an unrelated third party.

On May 10, 2021, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”), which was corrected on May 11, 2021, with the Secretary of State of the State of Delaware to change the Company’s name to “Global Innovative Platforms Inc.” (the “Name Change”). The Amendment became effective on May 20, 2021. On May 10, 2021, the Company filed notification of the Name Change (the “Notification”) with the Financial Industry Regulatory Authority (“FINRA”). In the Notification, the Company requested FINRA to authorize a new trading symbol for the Common Stock. On September 9, 2021, FINRA processed the Name Change and provided a new trading symbol, “GIPL”, with a market effective date of September 13, 2021. The new CUSIP is 37960M101.

Prior to August, 2023, we had no operations and sought to create value for its shareholders by merging with another entity with experienced management and opportunities for growth in return for shares of its common stock.

On August 18, 2023, the Company entered into a Patent and Know-How License Agreement with Defiant Technologies Inc. (“Defiant”). On August 27, 2024, the Company entered into an additional Patent and Know-How License Agreement (the “License Agreement”) with Defiant, which replaced the August 2023 agreement. Pursuant to the License Agreement, among other things, Defiant granted the Company a non-transferable, non-sublicensable, exclusive right and license to certain patents and know-how relating to animal testing and all commercial applications related to the animal market on a global basis (“Patent Rights”, “Know-How”, and “Materials”, respectively) to manufacture, use, offer for sale, sell or import (“Licensed Products”) in the animal market worldwide for a term of three years unless terminated sooner. Defiant may terminate the License Agreement for cause including if the Company fails to make any required payment subject to 30 business day notice or if the Company breaches the License Agreement provided that such matter is not cured within 30 business days. Further, Defiant may also terminate the License Agreement in the event the Company is dissolved or liquidated or takes any corporate action for such purpose, the Company becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due, the Company files or has filed against it a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, the Company makes or seeks to make a general assignment for the benefit of creditors, the Company applies for or has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business or the Company incurs a change of control.

The License Agreement obligated us to make an upfront payment of $10,000 paid thirty days from the date of the License Agreement, $50,000 during the first quarter following the Effective Date and then $50,000 per quarter thereafter until the full $250,000 was paid. To date, we have paid $110,000 to Defiant and we are current under the License Agreement. Further, in consideration of the rights and licenses granted under the License Agreement, the Company is required to pay Defiant a royalty of 3% of net sales of all Licensed Products in the field of use throughout the world during the term of the License Agreement.

Pursuant to the License Agreement, Defiant has granted the Company an exclusive (subject to certain limitations), worldwide license to use certain patents and associated technical know-how (collectively, the “Licensed IP”) for the development, manufacture, and sale of products in all commercial applications related to the animal market on a global basis.

The Company relies on the Licensed IP to support its business strategy and product development initiatives. Additional details regarding the License Agreement, including financial obligations and termination provisions, are provided on page 25 under “Overview of Business Over the Last Five Years.” The Company may seek to acquire or license additional intellectual property in the future as its business evolves.

Our Current Business

Global Innovative Platforms is focused on advancing animal health through breath analysis and air quality technology. We develop non-invasive diagnostic tools for detecting diseases, assessing treatment effectiveness. Our proprietary technologies, “VOCAM Plus” and the “FROG,” utilize advanced gas chromatography and A.I. software to provide rapid and accurate breath and air analysis. The Company’s mission is to revolutionize early detection of a wide array of animal related abnormalities. Applications range from disease and treatment effectiveness to potentially toxic environmental and food conditions. Early detection can save lives, money, and resources.

Overview

Advancements in technology have opened up numerous opportunities in the area of detecting and analyzing gasses for health-related information. Various tests and devices have been developed over the years that monitor air quality and assist in the diagnosis and treatment of disease. Many diseases and conditions leave indications of their presence in the form of Volatile Organic Compounds (VOCs) that occur in various patterns we call breath prints. Equipment has evolved to capture these prints and new Machine Learning technologies (Artificial Intelligence) are able to detect such patterns using sampling. The mere existence of the VOC is of some value, but other factors such as timing, combinations with other VOCs and quantities of VOCs are also of importance. We are a medical technology company focused on applying these advancements in animals and agriculture. We have identified several opportunities. We are prioritizing the development of a breath test to detect heartworm in dogs. We believe the same test can also be utilized to identify response to therapy.  Our licensed rights include all animal related applications.

The current leading heartworm test, antigen detection with a blood sample, typically requires the heartworm itself to be approximately six months old in order to be detected. Breath analytics involves the collection, processing, and analysis of breath samples to identify biomarker patterns associated with heartworm and ultimately a full panel of diseases in dogs (including other agricultural applications as well). One potential major benefit is that the test can detect heartworm at earlier stages of its life rather than full maturity, thus the 6-month requirement is substantially lessened, blood collection is no longer required, the population of non-detected cases may be decreased, and the suffering of animals may be reduced. Currently, it is estimated that 50-60% of dogs in the U.S. are on heartworm preventives (AHS).

Our Vision: A new paradigm for early detection of diseases that saves and improves quality of life.

Our Mission: To revolutionize early detection of a wide array of animal related abnormalities ranging from disease to potentially toxic environmental and food conditions.

Our Focus: Our initial priority will be to develop a breath test to detect early-stage and mature heartworm infections in dogs.

We believe breath analytics is an accessible, non-invasive, and convenient method for detecting disease. The device we use for breath testing is called a VOCAM Plus (Volatile Organic Chemical Air Monitor) device. Our “VOCAM” technology consists of two components; one which we are developing to collect the samples, and a second component to process, and analyze breath samples effectively and efficiently that indicate multiple volatile organic compounds (VOC) on a single reading to measure a variety of potential threats, including our initial focus on the heartworm market.

We believe analysis of feed, water, soil, and air samples are other methods of detecting animal abnormalities. The device utilized for these types of samples is called the FROG. The FROG utilizes similar technology as the VOCAM Plus, however it also includes a collection wand, to collect samples, eliminating the need for an external water, soil, feed, or air collection device.

We have licensed the VOCAM plus and FROG device for use in all animal and agricultural applications. Both devices are in production from supplier and can perform our testing in a cost-effective manner.

Regarding the breath test, we connect the breath sample to be analyzed by our VOCAM Plus unit where the artificial intelligence software processes the results and displays them on a smart device. The process takes about 10 minutes. We believe we will be able to isolate a breath print for heartworm that can be identified in all dogs for use in a test that outperforms traditional blood-based testing in a cost-effective manner. Our strategy is not focused on commercializing the components individually. Rather, the initial focus is on commercializing the combination of the two components, which is the Heartworm Breath Test. The VOCAM Plus unit is sophisticated enough to read Parts Per Trillion in samples provided.

The FROG unit operates with similar functionality and is well suited for feed, water, soil, and air samples which would go directly through the included collection wand.

Global Innovative Platforms is in the Algorithm Development stage of our Heartworm Breath Test. We have verification and validation studies planned for our Heartworm Breath Test scheduled in April and May 2025. In this phase we seek to develop the algorithm for our device. In this phase, we will gather additional samples from heartworm positive dogs as well as heartworm negative dogs in order to finish developing the algorithm needed for the test. We currently have access to 60 dogs for testing samples, including 23 heartworm positive dogs. We believe this number of samples is sufficient to finalize the algorithm. Once this phase is complete, we will progress to the blinded confirmation of the algorithm test. We will utilize approximately 100 breath samples to create initial efficacy statistics. Once we have a baseline, we will do additional tests to create market desired statistics. Over the next several months we have verification and validation studies planned for the components of the Heartworm Breath Test. Highlights to date of the Development Study are below:

The graphic above depicts six chromatogram images overlayed on top of each other from our proprietary software, Ellvin. These samples were gathered during the Development Study in October of 2024. The peaks and valleys depict ionizing Volatile Organic Compounds at specific time frames and temperatures.

In the Development Study, we identified the pattern of VOCs we believe will successfully indicate the presence of heartworms in dogs. We were able to identify VOC’s, with a small sample size, that identify a breathprint for the presence of heartworm in dogs without any false positives. We tested a sample size consisting of eight dogs for heartworm to conduct the Development Study. The goal of this study was to determine viability of a non-invasive heartworm breath test by utilizing the VOCAM Plus and our breath capture device. The initial tests were performed by Dr. Lindsay Starkey, a leading parasitologist and Professor at Oklahoma State University, at the TRS lab in Atlanta Georgia on October 25 and 26, 2024. In total, eight dogs were tested. Six of the dogs were heartworm positive and two were heartworm negative. The two heartworm negative dogs tested did not yield a false positive result. These tests showed us that the heartworm positive dog’s breath can be gathered at acceptable levels, analyzed by the VOCAM, and showed commonalities within the breath on the associated software. The significance of the results was that our methodology has proven to be functional to perform further testing. We cannot guarantee that additional equipment may not be needed to achieve statistical significance in our findings.

Data analysis will follow. We anticipate the completion (note that revisions will potentially be made based on data we obtain from use over time) of the components, the Heartworm Breath Test, and the verification and validation studies in 2025 that will be acceptable to begin commercialization.

There is no guarantee that we will meet these development milestones or achieve market acceptance.

As the Heartworm Breath Test is based on novel technology, enhanced with machine learning techniques, there is insufficient information to provide reasonable assurance of its safety and effectiveness. We believe that the Heartworm Breath Test may be of substantial importance in preventing impairment of health through the diagnosis of a life-threatening disease for dogs. However, there is a potential risk of injury should a heartworm go undetected based on an incorrect result with the Heartworm Breath Test.

We believe that the Heartworm Breath Test will bring forth a novel and differentiated tool that will assist veterinarians in identifying infected dogs and monitoring dogs undergoing treatment for infection. Breath testing could save time, costs, and lives through the early and/or non-invasive detection of infection. Our projected timing to market with an upgrade and highly sensitive technology places us in a strong position relative to our competitors in the breath analytics space.

The market size for heartworm testing is significant. Based on the data from the Companion Animal Parasite Council and Virginia Tech University, there are approximately 10 million dogs in the U.S. tested for heartworm annually at a cost of $30 to $50 per test, with most of these dogs being pets. Approximately one percent of dogs tested are found positive. Despite availability of numerous products indicated to prevent heartworm, the percentage of positive dogs has been consistently growing in recent years. Some dogs need to be tested multiple times per year.

We are a corporation existing under the laws of Delaware. Our corporate office, located in Maitland, Florida, are responsible for establishing strategic partnerships and expanding sales and marketing efforts in the U.S. market, with potential for expansion into other opportunities at a later date.

Background on Heartworm

Heartworm is prevalent in the southeastern U.S. and globally and continues to expand its endemic range. Despite most U.S. cases being in the southeast, testing is done nationwide due to the disease’s dire consequences. Approximately 10 million dogs in the US alone are tested annually, and some are tested multiple times. Approximately one hundred thousand dogs in the U.S. will be diagnosed with heartworm per year. The American Heartworm Society is the leading industry group and we plan to collaborate closely with them through consultants that we have engaged. This number has been consistently increasing in recent years. The global challenges with heartworm could significantly exceed those in the U.S.

It has not, however, been determined whether testing based on biomarker profiles, including our Heartworm Breath Test, will accurately distinguish heartworm in a commercially viable manner on a large scale.

We believe the results of the Heartworm Breath Test will revolutionize heartworm detection. Currently, all dogs are advised to undergo confirmatory testing if the initial Antigen testing is positive. We do not plan to recommend this be changed; however, the data will be available for the American Heartworm Society to consider. We hope the results of our breath test will allow for earlier, less invasive, more accurate, and efficient diagnosis to allow for appropriate treatment of dogs. There is no guarantee that dogs tested with the Heartworm Breath Test will not receive an incorrect result, such as a false negative, which could potentially lead to delayed clinical intervention.

Our Solution

We are developing the Breath Test focused on detecting heartworm in dogs with the added benefits of earlier detection, non-invasive sampling process, and the ability to monitor response to treatment for infected dogs.

We are developing a proprietary end-to-end breath and air analytics platform. The intended use of our platform is to enable breath testing for the detection of infection, monitor response to therapy, and identify potentially toxic environmental and food conditions for many types of animals. We are prioritizing heartworm testing in dogs because it has the simplest path of adoption. We believe this platform will be able to detect heartworms via the analysis of breath beyond the current population of patents for heartworm testing. We do not have any plans to pursue any applications, other than disease detection, at this time .When compared with other disease detection methods, breath analytics may have many advantages including its non-invasive and accessible nature. Additionally, if our development efforts are successful, we believe that breath collection could be facilitated by a non-skilled employee with minimal instruction. We envision the test could be accessible to populations in need today and in the future. The units are compact in size, making both units extremely transportable. We utilize a proprietary artificial intelligence software to analyze our data and are confident that it will be reliable for our purpose. The software is called Ellvin and is controlled by Defiant Technologies.

The parameters we are sensitive to are competition, regulation, technological advancement, and reaching the “Mindspace” of the customer. We believe we can be successful in all areas and consider obtaining “Mindspace” to be the most sensitive to our overall success. Due to the nature of artificial intelligence technology; the more data we can obtain, we believe additional potential findings of value can be made.

Heartworm Breath Test

The Heartworm Breath Test in development consists of three components:

●	Breath Collection Device – to collect shallow breath samples;

●	VOCAM Plus Gas Chromatograph – to process breath samples; and

●	Machine Learning Algorithm– to analyze the unique, breath spectral data from the Gas Chromatograph

Our Breath Capture Device is used to collect shallow breath from dogs. It can be modified to fit different muzzle sizes and animals. If we replicate our approach successfully, it could be customized for other agricultural applications. Breath samples collected with the Breath Capture Device are processed using our licensed VOCAM Plus gas chromatograph (the “Gas chromatograph”). The Gas chromatograph is a laboratory device used to process breath samples received from multiple collection points. We do not currently plan to build an exclusive laboratory. We anticipate that we will engage existing labs in New Mexico and Oklahoma that have the capacity to meet the demand of forecasted sample collection for ongoing development and pre-commercialization activities. If the Breath Test receives appropriate industry credentials and gains wider market acceptance; we plan to, directly or with partners, create a network of offices that function as commercial laboratories in the U.S. and Canada to analyze collected breath samples. Units may be placed at animal healthcare facilities and charged on a per use basis through by the use of Bluetooth or 5G connection. Once multiple disease breath prints are available; the Veterinarian, or user, could use the information for additional diagnostic information.

The Breath Capture Device has been utilized to collect dogs’ breath and feed the sample into the VOCAM. The VOCAM has analyzed each sample and produced a chromatogram to display results. The VOCAM Plus and Frog are GC-PIDs.

Machine learning algorithms allow for periodic retraining of the underlying machine learning model which, we believe, will lead to future releases of the Breath Test with improved performance characteristics. Future releases of the machine learning algorithm may require additional clinical evaluation and regulatory submission and approval with the respective regulatory agencies prior to commercialization.

Our Heartworm Breath Test, has three components; all of which are have been proven as functional and satisfactory. The VOCAM Plus is already in production and has been tested successfully to analyze VOC’s. It is currently used to identify VOC’s successfully in different applications, such as air quality testing by Defiant Technologies. The A.I. software is called Ellvin. Ellvin is a proprietary software created and controlled by Defiant Technologies for usage with the VOCAM Plus and FROG. It is functional in controlling the VOCAM Plus and FROG as well as showing the results of the VOC analysis in the form of graphs. Based on the results of our October 2024 study, which only had a limited sample size consisting of eight samples, and a University of Michigan study published in the in the Journal of American Medicine (see “Portable Breath-Based Volatile Organic Compound Monitoring for the Detection of COVID-19 During the Circulation of the SARS-CoV-2 Delta Variant and the Transition to the SARS-CoV-2 Omicron Variant” published by Ruchi Sharma, PhD, et al, dated February 28, 2023), which indicated that a GCPID, built by Defiant, can identify Covid 19, we believe the Breath Capture Device demonstrated functionality in preliminary testing to adequately provide the appropriate amount of breath for a sample to be appropriately analyzed by the VOCAM Plus and the FROG, with the results being displayed on Ellvin.

Key Features and Benefits: Our breath collection devices are able to work with shallow breathing patterns that animals tend to have in veterinary settings. The system has been designed to be quantitative in nature in order to identify conditions that progress in response to medications or other treatment, helping to reduce cost through disease management.

Breath testing is non-invasive. Our Breath Test is non-invasive and is being developed so that the effort required to provide a breath sample is comparable to normal animal breathing with minimal anxiety to the testing subject.

Constantly Learning A.I. Software: Our breath analytics and gas chromatography technology produce results that are stored electronically. They are able to be mined by researchers and accessed by artificial intelligence technologies seeking new patterns to improve testing and scanning performance. Our artificial intelligence software is cloud based and updates as data accumulates.

Multi-Measuring Sensors:

Non-essential Data: Users will be able to monitor nonessential data from a connected software program. By providing at-a-glance insight, veterinarians and other users, potentially, may also become able to recommend improvements in diet, care, and quality of life.

Interoperability: The VOCAM Plus and Frog have the ability to connect to a smart device with a Bluetooth or 5G connection. The smart device can run the proprietary Windows based program that can control the machines.  Alternatively, a wire can be used to connect the VOCAM Plus and FROG to the smart device for control and analysis.

Cost-Saving Benefits: It is our goal for our products to allow customers to not only conserve money with our breath analysis technology, but also to provide faster and more efficient results than any product on the market. Our goal is to also potentially save on treatment through early detection of multiple diseases.

Competition

We are not aware of any other significant company working on animal breath and air analytics.

Currently, the three most popular Heartworm tests on the market are available through Idexx, Antech, and Zoetis. These animal health diagnostic companies provide antigen testing opportunities to the veterinary community centered on collection and testing of a blood sample. The sample can be processed one of two ways; utilized on an in-clinic test for detection of heartworm antigen or sent to the reference lab facility for the same or a similar test centered on detecting antigen in the blood sample. There is not a test on the market that performs with 100% sensitivity and 100% specificity, leaving room for improvement in the test performance arena. Furthermore, current tests rely on the age of the heartworms to be 6 months following the initial infection. This delay in being able to reliably detect heartworm infection creates issues for the veterinarian, the pet owner, and the pet itself. Irreversible damage occurs to the dog’s vessels as soon as heartworms are present in the bloodstream, which occurs before antigen-based tests can detect the infection. Additionally, the frustrations to the vet and the pet owner to have to wait a period of 6 months following adoption or a lapse in compliant use of heartworm preventative to reliably know if the pet does or does not have heartworm begs for improvements as well.

Our Competitive Strengths

We believe the following strengths differentiate us from our competitors and are key drivers of our success:

1.

Earlier Detection of each abnormality. Currently Heartworm, for example, typically cannot be detected in dogs with an infection present for less than six months. We anticipate being able to identify Heartworm presence at earlier stages due to the nature of our test. Our licensed rights include all animal related applications.

2.	The quantitative nature of the breath technology allows for the ability to monitor the response to prescribed treatments.

3.	Non-invasive. Our processes utilize breath and air, not needles.

4.	Constantly improving Artificial Intelligence software. Over time it will get even more accurate and be able to expand into multiple abnormalities with a single sample.

5.

We believe that we will offer a more cost effective alternative as we believe our direct costs (deionized water and minor cleansing agents for resetting) and amortized costs over the life of the VOCAM Plus Unit and breath capture device are both less than a dollar per use (as opposed to approximately $5 dollars plus discounts for the current market leaders).

6.	Potentially combined to test for a myriad of disease from a single sample.

As a start-up company in the animal healthcare testing industry, we will be at a disadvantage to other more established and better capitalized companies that we are in competition with.

Compliance with Government Regulation

We are not aware of any pending or probable regulations that would have an impact upon our operations. The FDA does have regulatory oversight over devices intended for animal use and can take appropriate regulatory action if an animal device is misbranded or adulterated. Pre-market approval is not required. The FDA does not require submission of a 510(k), pre-market approval, or any pre-market approval for devices intended for animal use. Device manufacturers who exclusively manufacture or distribute animal devices are not required to register their establishments or list animal devices with FDA and are exempt from post-marketing reporting. It is the responsibility of the manufacturer and/or distributor of these articles to assure that these animal devices are safe, effective, and properly labeled.

The Company’s current lab operations in Florida are not subject to OSHA regulations or regulations governing the handling or disposing of medical waste. There are currently no specific OSHA standards for veterinary testing, however the labs follow best practices including:

(a)	having a lab space that is clean and orderly and in good repair, with regard to normal fabrication procedures;

(b)	All waste materials properly disposed of at the end of each day;

(c)	Maintaining on the laboratory premises a copy of the laboratory registration so it is readily available for inspection by Department personnel;

(d)	Maintaining on the laboratory premises a written policy and procedure document on sanitation. Said policy shall include, but not necessarily be limited to: Intake and disinfection procedure for each appliance, impression, bite, or other material posing a possible contamination risk received by the laboratory.

Employees

We presently have one full-time executive. Andrew Brown, our sole director and Chief Executive Officer, serves in a full-time capacity. Primarily, we use the services of subcontractors and consultants for specific aspects of our business operations. These areas cover legal, clerical, product specialist, industry consulting firm, operational consultants, and relationship consultants. We do expect material changes in the number of employees over the next 12-month period. We do and will continue to outsource contract employment as needed.

Board of Advisors:

Lindsay Starkey, DVM, PhD, Diplomate ACVM-Parasit

Dr. Starkey is an Associate Professor at Oklahoma State University’s College of Veterinary Medicine.

She completed both her DVM (2011) and PhD (2015) in Veterinary Biomedical Sciences at Oklahoma State University where her graduate research focused on several vector-borne infections of dogs.

She is a diplomate of the American College of Veterinary Microbiology, Parasitology sub-specialty, completing her residency training through the National Center for Veterinary Parasitology at Oklahoma State University in 2015.

She is involved in teaching, various research projects involving vectors and vector-borne pathogens, diagnostic parasitology, and parasite consultation and outreach. She currently serves as a co-director for the National Center for Veterinary Parasitology, editor and board member for the American Heartworm Society, and vice president of the American Association of Veterinary Parasitologists.

Rob Tavzel

Rob attended the University of New Mexico for his undergraduate degree in pre-law political science prior to receiving a commission as an Infantry Officer in the United States Marine Corps.

He served nine years in the Marines with combat deployments to Iraq and Afghanistan. His last duty was as an Acquisition Officer where he was responsible for development and purchasing of cutting-edge technology for the Marine Corps.

He later received his Master of Business Administration degree and subsequently a Master of Technology Management degree from the University of Maryland. He is currently enrolled as a doctoral candidate pursuing a PhD in Business with a focus on commercialization of intellectual property.

Rob has pursued a number of military, healthcare, and industrial technology projects since leaving the military. The most recent project is a partnership with the Dana Farber Cancer Institute and the greater Harvard Medical Institution to study the efficacy of breath testing to diagnose lung cancer in humans.

David A. B. Brown

David attended McGill University where he received an undergraduate and graduate degree in Accounting.

In 1970, he graduated with Distinction from the Harvard Business School and joined The Boston Consulting Group.

Braxton Associates was formed in 1979 by alumni of BCG, Bain & Co, and Arthur D Little, Inc. Braxton was a strategy firm and David and the six other partners sold it to Deloitte in 1984.

While the six partners went to Deloitte, David formed The Windsor Group, Inc; a strategy consulting firm focused on the upstream end of the energy business that he had experienced in Brazil. This culminated in his being elected Chairman and CEO of Layne Christensen, which drilled the rescue hole for the Chilean miners in 2010, and chairman of the board of Pride International, the largest deep water driller that provided the equipment to cap the Deep Water Horizon disaster in the Gulf of Mexico.

In 1984, David joined his first public company board of directors. Since then he has been elected chair of the audit committee of more than a dozen public companies, including members of the Fortune 500.

Bruce L. Truman

Bruce is a leading figure in the pet healthcare industry, specializing in emerging technologies. His company, BLT Technology & Innovation Group, Inc., advises early-stage and expanding companies in the companion animal market, providing strategic partnerships and guidance.

Bruce has worked with companies such as Basepaws (feline genetics, acquired by Zoetis), Embark (canine genetics), and Mars Kinship. He is a founding board member of the Veterinary Virtual Care Association (VVCA) and a past president of VetPartners.org. He also advises on various SaaS solutions in the animal care space.

We will be adding additional Advisors in the upcoming year.

License Agreement

On August 18, 2023, the Company entered into a Patent and Know-How License Agreement with Defiant Technologies Inc. (“Defiant”). On August 27, 2024, the Company entered into an additional Patent and Know-How License Agreement (the “License Agreement”) with Defiant, which replaced the August 2023 agreement. Pursuant to the License Agreement, among other things, Defiant granted the Company a nontransferable, non-sublicensable, exclusive right and license to certain patents and know-how relating to animal testing and all commercial applications related to the animal market on a global basis (“Patent Rights”, “Know-How”, and “Materials”, respectively) to manufacture, use, offer for sale, sell or import (“Licensed Products”) in the animal market worldwide. The license is exclusive (subject to certain exceptions and conditions) with respect to the Patent Rights and Materials and non-exclusive with respect to the Know-How.

The License Agreement obligated us to make an upfront payment of $10,000 paid thirty days from the date of the License Agreement, $50,000 during the first quarter following the Effective Date and then $50,000 per quarter thereafter until the full $250,000 was paid. To date, we have paid $110,000 to Defiant and we are current under the License Agreement. Further, in consideration of the rights and licenses granted under the License Agreement, the Company is required to pay Defiant a royalty of 3% of net sales of all Licensed Products in the field of use throughout the world during the term of the License Agreement.

Jumpstart Our Business Startups Act

We qualify as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (“JOBS Act”) as we did not have more than $1,000,000,000 in annual gross revenue and did not have such amount as of September 30, 2024, our last fiscal year.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $1,000,000,000 or (ii) we issue more than $1,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large, accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable to general reporting companies. These provisions include:

●	A requirement to have only two years of audited financial statement and only two years of related Management Discussion and Analysis Disclosures:

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Such sections are provided below:

●	Section 404(b) of the Sarbanes-Oxley Act of 2002 requires a public company’s auditor to attest to, and report on, management’s assessment of its internal control

●	Sections 14A(a) and (b) of the Securities and Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

We have already taken advantage of these reduced reporting burdens in this registration statement, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We are choosing to irrevocably opt in to the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act.

Intellectual Property

While the Company does not own any patents or other intellectual property directly, it has secured rights to certain intellectual property (“Licensed IP”) through a Patent and Know-How License Agreement (the “License Agreement”) with Defiant Technologies Inc., entered into on August 18, 2023. The Licensed IP includes patents and technical know-how that are material to the Company’s planned product development and commercialization with such technology covering technologies that allow the products to be smaller and less expensive than competitors without a significant loss in performance to be used solely in the animal testing market worldwide. All patents are 20-year utility patents that were awarded in the year indicated below. The material patents under the License Agreement are as follows:.

Patent number / product group or technology/ owned or licensed /type of patent /date /country

US Patent #8,635,901, Folded passage gas chromatography column, 2014.

US Patent #6,820,469, Microfabricated Teeter-Totter Resonator, 2004

US Patent #6,823,720, Method for Chemical Sensing Using a Microfabricated Teeter-Totter Resonator, 2004

U.S. Patent 5,858,457, Process to Form Mesostructured Films, 1999

U.S. Patent 7,168,298, Mass-Sensitive Chemical Preconcentrator, 2007

US Patent # 7,273,517, Non-Planar Microfabricated Gas Chromatography Column, 2007.

U.S. Patent 7,118,712 Non-Planar Chemical Preconcentrator, 2006

US Patent # 7,685,864, Modular manifold for integrated fluidics and electronics, 2010.

US Patent #7,799,280, Tortuous Path Chemical Preconcentrator, 2010.

U.S. Patent 7,727,314, Methods for Improved Preconcentrators, 2010

US Patent #8,298,488, Microfabricated thermionic detector, 2012.

U.S. Patent 6,171,378, Chemical Preconcentrator, 2001

The Company relies on the Licensed IP to support its business strategy and product development initiatives. Additional details regarding the License Agreement, including financial obligations and termination provisions, are provided on page 25 under “Overview of Business Over the Last Five Years.” The Company may seek to acquire or license additional intellectual property in the future as its business evolves.

Revenue

We have not recorded any revenue for the years ended September 30, 2024 and 2023, and through the date of this filing.

Factors Effecting Future Performance

For the years ended September 30, 2024 and 2023, the Company has generated no revenue and has made limited progress executing the Company’s business plan. Additional outside financing is required to fully implement our business plan. Based on the preceding two fiscal years, there can be no assurances that the Company will take any material steps to further its business plan during the coming fiscal year. If we are unable to obtain financing, we will be unable to implement our business plan.

Offices

The mailing address of our company is 149 James Place, Orlando, FL, 32751. This space is provided without charge from our President, Andrew Brown, for a term of one year from January 2024 through 2025, is approximately 500 square feet. The mailing address is a shared office and residential space. Our main telephone number is 321-230-3739.

Litigation

We know of no material, existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The following discussion should be read in conjunction with our unaudited financial statements and notes thereto included herein. In connection with, and because we desire to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward looking statements in the following discussion and elsewhere in this report and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties, and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on our behalf. We disclaim any obligation to update forward-looking statements.

The independent registered public accounting firm’s report on the Company’s consolidated financial statements as of September 30, 2024 includes a “going concern” explanatory paragraph, that describes substantial doubt about the Company’s ability to continue as a going concern.

This registration statement contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” ‘should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors“ that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars ($) except as otherwise indicated and are prepared in accordance with United States Generally Accepted Accounting Principles. The following discussion should be read in conjunction with our unaudited interim consolidated financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled “Risk Factors“ of this registration statement.

In this registration statement, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

Forward-Looking Statements

The following discussion should be read in conjunction with our unaudited financial statements and notes thereto included herein. In connection with, and because we desire to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward looking statements in the following discussion and elsewhere in this report and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties, and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on our behalf. We disclaim any obligation to update forward-looking statements.

The independent registered public accounting firm’s report on the Company’s consolidated financial statements as of September 30, 2024 includes a “going concern” explanatory paragraph that describes substantial doubt about the Company’s ability to continue as a going concern.

This annual report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” ‘should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars ($) except as otherwise indicated and are prepared in accordance with United States Generally Accepted Accounting Principles. The following discussion should be read in conjunction with our unaudited interim consolidated financial statements and the related notes that appear elsewhere in this annual report. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this annual report, particularly in the section entitled “Risk Factors” of this annual report.

In this annual report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

Plan of Operation

The Company’s plan of operation is to obtain debt or equity finance to meet our ongoing operating expenses and opportunities for growth in return for shares of our common stock to create value for our shareholders.

The Company will need substantial additional capital to support its budget. The Company has had no revenues. The Company has no committed source for any funds as of date hereof. In the event funds cannot be raised when needed, the Company may not be able to carry out its business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

The Company may borrow money to finance its future operations, although it does not currently contemplate doing so. Any such borrowing will increase the risk of loss to the investor in the event the Company is unsuccessful in repaying such loans.

During the next twelve-month period (beginning October 1, 2024), we intend to identify and secure sources of equity and/or debt financing for additional acquisitions.

We anticipate that we will incur the following operating expenses during this period:

Estimated Funding Required During the 12 Months beginning October 1, 2024

Amount
Expenses	($)
Improvements to planned products	100,000
Executive salaries, including new hires	250,000
Royalty Prepayment	50,000
Professional fees	25,000
General and administrative expense including rent, transfer agent, travel, office and sundry	55,000
Advertising, marketing, product launch and website costs	100,000
Total operating expense	580,000
Cash required for equipment acquisitions	150,000
Total	730,000

Funding requirements

We expect our research, product launch and product development and general and administrative expenses and our operating losses will increase in the future as we complete final modifications and any potential future product candidates that we may develop through our studies. Due to the numerous risks and uncertainties associated with research, development and commercialization of product candidates, changes in the outcome of any factors with respect to the development of a product candidate could mean a significant change in the costs and timing associated with the development of that product candidate in addition to the existing expenses associated with operating as a growing public company. Our future capital requirements, both short- and long-term, will depend on a variety of factors, including, but not limited to:

●	the rate of progress in the development of test results and our potential future product candidates, if any;

●	the number and scope of preclinical studies trials that we pursue;

●	the costs, timing, and outcomes of seeking to comply with guidelines that are established by The American Heartworm Society at their Triennial Symposium including the potential for such revised guidelines requiring that we perform more preclinical studies or clinical trials than those that we currently expect or for such authorities to change their requirements on studies that had previously been contemplated;

●	our ability to establish licensing or collaboration agreements or other strategic agreements;

●	the achievement of milestones or other developments under any licensing or collaboration agreements;

●	the extent to which we are obligated to reimburse, or entitled to reimbursement of, clinical trial costs under any license or collaboration agreements;

●	the costs to establish, maintain, expand, enforce, and defend the scope of our intellectual property portfolio, including the amount and timing of any payments we may be required to make, or that we may receive, in connection with licensing, preparing, filing, prosecuting, defending and enforcing any patents or other intellectual property rights;

●	the costs associated with successfully defending against any claims by third parties that we have infringed, misappropriated or otherwise violated any intellectual property of any such third party;

●	the costs of acquiring, licensing, or investing in additional businesses, products, product candidates, and technologies that we may identify;

●	the costs to manufacture or to have manufactured sufficient, reliable, timely, and affordable supply of materials including commercial-grade product formulations that can be used in clinical trials and for commercial launch;

●	the costs of commercializing product candidates, if approved, whether alone or in collaboration with others;

●	the amount of revenue, if any, received from commercial sales of our product candidates, should any of our product candidates receive marketing approval;

●	the costs of building or contracting sales, marketing, and/or distribution capabilities, systems, and internal infrastructure for any product candidate other than animal related operations that receives marketing approval;

●	the impact of competitors’ product candidates and technological advances and other market developments;

●	the expenses needed to attract and retain skilled personnel; and

●	the size of the markets and degree of market acceptance of any product candidates, including product pricing, product coverage, and the adequacy of reimbursement by third-party payors.

Our business plans may change in the future and we will continue to require additional capital to meet the needs of our operating expenses. See the section titled “Risk factors—Risks related to our limited operating history, financial condition and need for additional capital.”

We have limited capital and we will need to raise additional capital in order to fund our operating expenses and capital expenditure requirements for first few months of 2025. We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we expect.

Until such time, if ever, as we can generate substantial product revenue, we expect to finance our operations through a combination of equity offerings, debt financings, collaborations, strategic alliances and marketing, distribution or licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making acquisitions or capital expenditures or declaring dividends. If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates, or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements when needed, we would be required to delay, scale back or discontinue our research, product development or future commercialization efforts, or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

Through the date of this filing, we have historically financed our operations principally through the issuance and sale of common stock.

We have incurred significant net operating losses and negative cash flows since our inception. Since our inception, we have devoted substantially all of our resources to organizing and staffing our company, business planning, raising capital, establishing licensing, building our proprietary platform technologies, developing marketing plans, establishing our intellectual property portfolio, conducting research, , establishing arrangements with third parties for the manufacture of hardware we use and related raw materials, and providing general and administrative support for these operations. Our ability to generate product revenue sufficient to achieve profitability, if ever, will depend on the successful development, and eventual commercialization of our heartworm tests and any other potential future product candidates, which we expect will take a number of years to reach widespread adoption if ever.

For the year ended September 30, 2024 and 2023, we reported net losses of $136,197 and $282,786, respectively. Our net losses in fiscal year 2024 have resulted principally from pre-operating costs, public entity costs and costs incurred in our research and development activities whereas our prior year had greater due diligence fees as we were evaluating business opportunities. As of September 30, 2024, we had an accumulated deficit of $537,213, and we had cash and cash equivalents of $15.

We expect to continue to incur significant net operating losses for the foreseeable future. We anticipate that our expenses will increase substantially if, and as we:

●	continue to conduct our ongoing testing of heartworm;

●	manufacture, or have manufactured, clinical and commercial supplies of our breath capture devices;

●	attract, hire and retain additional clinical, scientific, and management personnel;

●	implement operational, financial, and management information systems;

●	add quality control, quality assurance, legal, compliance, and other groups to support our operations;

●	obtain, maintain, protect, expand and enforce our intellectual property portfolio, including intellectual property obtained through license agreements;

●	defend against any claims by third parties that we have infringed, misappropriated or otherwise violated any intellectual property of any such third party;

●	make royalty, milestone or other payments under current, and any future, license or collaboration agreements;

●	establish a sales, marketing and distribution infrastructure, either ourselves or in partnership with others, to commercialize heartworm and lyme disease,;

●	potentially experience any delays, challenges, or other issues associated with other potential products we may discover from our customer database, and

●	incur additional legal, accounting, investor relations and other general and administrative expenses associated with expanding operations as a public company.

Our net operating losses may fluctuate significantly from period to period, depending upon the timing of our expenditures on research and development activities. Cash used to fund operating expenses is impacted by the timing of when we pay these expenses, as reflected in the change in our accounts payable and accrued expenses and other current liabilities.

As a result, we will need additional financing to support our continuing operations. To date, we have funded our operations primarily with the proceeds from the issuance and sale of our Common Stock. We do not have any products approved for sale and have not generated any revenue from product sales since our inception. We do not expect to generate revenue from any product candidates other than animal related products that we develop until we commercialize our products or enter into collaboration arrangements with third parties. Until we can generate sufficient product revenue to finance our cash requirements, if ever, we expect to fund our operations through equity offerings or debt financings, credit or loan facilities, potentially other capital resources, or a combination of one or more of these funding sources. We may be unable to raise additional funds or enter into other agreements or arrangements when needed on favorable terms, or at all. If we fail to raise capital or enter into such agreements as and when needed, we may have to significantly delay, scale back, or discontinue the development or commercialization of heartworm and one or more potential future product candidates, which could have a material adverse effect on our business, results of operations or financial condition.

Because of the numerous risks and uncertainties associated with research and development of product candidates, we are unable to predict the timing or amount of increased expenses or when or if we will be able to achieve or maintain profitability. Even if we are able to generate revenue from product sales, we may not become profitable. If we fail to become profitable or are unable to sustain profitability on a continuing basis, then we may be unable to continue our operations at planned levels and be forced to reduce or terminate our operations.

Summary of Financial and Operating Performance

Results of Operations for the Three Months Ended December 31, 2024 and 2023

Revenue

We recognized no revenue during the three months ended December 31, 2024 and 2023, as we had no revenue generating activities during these periods.

General and Administrative Expenses

During the three months ended December 31, 2024, we incurred general and administrative expenses of $120,467 comprising of business consulting of $67,500, research costs of $34,250, rent of $4,500, public entity costs of $3,874 and professional fees of $10,000. During the three months ended December 31, 2023, we incurred general and administrative expenses of $49,469 comprising of business consulting of $24,000, settlement costs of $16,000, public entity costs of $5,692 and professional fees of $3,150. The increases in research and consulting arose from activity in testing our technology, while the decrease in settlement costs came from settlements of debts we no longer carry at a significant level

Operating Loss

During the three months ended December 31, 2024, we incurred an operating loss of $120,467 due to the factors discussed above. During the three months ended December 31, 2023, we incurred an operating loss of $49,469, the difference reflecting our increased focus in completing research towards our planned product offering in the next 2 years.

Interest and Other Income (Expenses) Net

During the three month periods ended December 31, 2024 and 2023, we recognized no interest and other income (expenses), net in the period.

Loss before Income Tax

During the three months ended December 31, 2024, we incurred a loss before income taxes of $120,467 as compared to a loss before income tax of $49,469 during the three months ended December 31, 2023 due to the factors discussed above.

Provision for Income Tax

No provision for income taxes was recorded during the three months ended December 31, 2024 as we incurred a taxable loss in the period.

Net Loss

During the three months ended December 31, 2024, we incurred a net loss of $120,467 as compared to a net loss of $49,469 during the three months ended December 31, 2023 due to the factors discussed above.

Results of Operations for our Years Ended September 30, 2024 and 2023

Our net income (loss) and comprehensive income (loss) for our year ended September 30, 2024, for our year ended September 30, 2023, and the changes between those periods for the respective items are summarized as follows:

	For the Year Ended
	September 30,
	2024	2023	Change

Revenue	$—	$—	$—
Cost of goods sold	—	—	—
Gross profit	—	—	—

Operating expenses:

General and administrative expenses	25,063	214,639	189,576
Professional fees	10,500	9,000	(1,500)
Public Entity expenses	23,753	7,305	(16,448)
Other operating expenses	76,881	51,842	(25,039)
Total operating expenses	136,197	282,786	146,589

Operating loss	(136,197)	(282,786)	146,589

Total other income (expense)	—	—	—

Net loss	$(136,197)	$(282,786)	$146,589

Net (loss) per share (basic and diluted)	$(.005)	$(.46)	$.455

Revenue

We did not recognize any revenue during the year ended September 30, 2024, as we had no revenue generating activities during this period.

During the fiscal years ended September 30, 2024 and 2023, the Company had no revenues. Operating expenses incurred related primarily to personnel costs of officers and consultants, as well as the activities necessary to support corporate and shareholder duties and are detailed in the following table.

Significant items affecting net income (loss) other than time differential are noted below.

Operating expenses include research costs, acquisition search costs, license fees, public entity and investor relations, general office expenditures, and other miscellaneous costs. For the year ended September 30, 2024, we incurred general and administrative expenses of $136,197 as compared to $282,786 for the fiscal year 2023 primarily due the elimination of costs incurred for due diligence, search for acquisitions plus our $50,000 upfront fee from our contract with Defiant Technologies being eliminated and were replaced by research costs supporting our business plan and Public entity costs and professional fees increasing due to costs from a registration of our securities.

The components of Operating Costs are as follows:

General and Administrative Expenses comprising general office expenditures fees of $7,530 and a one-time other cost of $17,150 during the year ended September 30, 2024. During the year ended September 30, 2023, we incurred general and administrative expenses of $214,639, which was predominately due diligence fees. We reemphasized commencing operations as opposed to due diligence work and we made advances on how to approach operations from earlier periods.

Professional Fees for fiscal 2024 were $10,500, having increased from $9,000 in fiscal year 2023 due to the timing of incurring audit and financial review costs, as also discussed in Item 14.

Other operating expenses include license fees, research costs, personnel costs from operations, and other miscellaneous costs. Costs also increased in fiscal year 2024 as compared to fiscal year 2023 primarily due to costs incurred by product development offset by the $50,000 upfront cost from our entering into the contract with Defiant Technologies for the year ended September 30, 2023.

Public entity costs are from costs associated with being a public entity such as investor relations, securities filings, transfer agent and Edgarization costs and increased to $23,753 in fiscal year ended September 30, 2024 from $7,305 for the year ended September 30, 2023. This increase comprised of costs relating to a registration statement in fiscal year 2024.

Operating Loss

During the years ended September 30, 2024 and 2023, we incurred an operating loss of $136,197 and $282,786, respectively, due to the factors discussed above.

Interest and Other Income (Expenses) Net

During the years ended September 30, 2024 and 2023, we did recognize any interest any other income (expenses), net.

Loss before Income Tax

During the years ended September 30, 2024 and 2023, we incurred a loss before income taxes of $136,197 and $282,786, respectively, due to the factors discussed above.

Provision for Income Tax

No provision for income taxes was recorded during the years ended September 30, 2024 and 2023, as we incurred taxable losses in both periods.

Net Loss

During the years ended September 30, 2024 and 2023, we incurred net losses of $136,197 and $282,786, respectively, due to the factors discussed above

Liquidity and Capital Resources

Primary Sources and Uses of Cash for the Three Months ended December 31, 2024 and 2023

At December 31, 2024, we had total current assets of $148,459. At December 31, 2024, we had total liabilities of $14,407, all of which were accounts payable.

Consequently, we are now dependent on raising additional equity and/or debt to meet our ongoing operating expenses. There is no assurance that we will be able to raise the necessary equity and/or debt that we will need to fund our ongoing operating expenses.

It is our current intention to seek to raise debt and/or equity financing to meet ongoing operating expenses and attempt to expand our opportunities for growth in return for shares of our common stock to create value for our shareholders. There is no assurance that this series of events will be satisfactorily completed.

Future losses are likely to occur as, until we are able to develop a profitable operation and opportunities for growth in return for shares of our common stock to create value for our shareholders, we have no sources of income to meet our operating expenses.

As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the year ending September 30, 2024, and the quarter ended December 31, 2024, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

Our primary sources and uses of cash for the three months ended December 31, 2024 and 2023 were as follows:

	Three Months Ended	Three Months Ended
	December 31, 2024	December 31, 2023

Net Cash Used in Operating Activities	$138,057	$24,636
Net Cash Flows from Investing Activities	—	—
Net Cash Flows from Financing Activities	286,501	25,906

Net Movement in Cash and Cash Equivalents	$148,444	$1,270

Operating Activities

During the three months ended December 31, 2024, we incurred a net loss of $120,467 which after adjustments for an increase in accounts payable of $18,746 and noncash expense of $1,156, resulting in net cash of $138,057 being used in operations. During the three months ended December 31, 2023, we incurred a net loss of $49,469 which after adjustments for an increase in accounts payable of $8,833 and noncash settlement expense of $16,000, resulting in net cash of $24,636 being used in operations.

Investing Activities

During the three months ended December 31, 2024 and 2023, we had no investing activities.

Financing Activities

During the three months ended December 31, 2024, we had no financing activities other than $286,501 collected from the sale of common stock. During the three months ended December 31, 2023, we had no financing activities other than $25,000 which was collected from the sale of a debenture and converted into common stock and $906 collected from the sale of common stock.

Primary Sources and Uses of Cash for the Year ended September 30, 2024 and 2023

At September 30, 2024, we had total current assets of $15. At September 30, 2024, we had total liabilities of $33,153, which consisted of $753 of accounts payable and $32,400 of related party payable.

Consequently, we are now dependent on raising additional equity and/or debt to meet our ongoing operating expenses. There is no assurance that we will be able to raise the necessary equity and/or debt that we will need to fund our ongoing operating expenses.

It is our current intention to seek to raise debt and/or equity financing to meet ongoing operating expenses and attempt to expand our opportunities for growth in return for shares of our common stock to create value for our shareholders. There is no assurance that this series of events will be satisfactorily completed.

Future losses are likely to occur as, until we are able to develop a profitable operation and opportunities for growth in return for shares of our common stock to create value for our shareholders, we have no sources of income to meet our operating expenses.

As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the year ending September 30, 2024, and the quarter ended December 31, 2024, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

Our primary sources and uses of cash for the year ended September 30, 2024 and 2023 were as follows:

	Year Ended September 30,
	2024	2023
Net cash (used) in operating activities	$(87,378)	$(234,793)
Net cash used in investing activities	—	—
Net cash provided by financing activities	86,978	187,451

Net increase (decrease) in cash and cash equivalents	$(400)	$(47,342)

Cash Used in Operating Activities

During the year ended September 30, 2024, we incurred a net loss of $136,197 which after adjustments for a decrease/paydown of in accounts payable of $2,551 and $17,600 of license payable, and an offset of $68,670 of noncash expenditures resulted in net cash of $87,378 being used in operations. During the year ended September 30, 2023 the company’s activities used $234,793 of cash would was the result of the net loss of $282,786 offset by a $2,007 decrease in payables and a $50,000 accrual under our licensing agreement.

Investing Activities

During the years ended September 30, 2024 and 2023, the Company did not have any investing activities.

Financing Activities

During the year ended September 30, 3024, the Company raised $26,000 from related party advances and sold $60,903 of common stock and $75 of stock subscriptions. We also converted $311,363 of related party advances into common stock. During the year ended September 30, 2023, we received $185,904 by way of loans from three principal shareholders and $1,547 collected from stock subscriptions.

We are dependent upon the receipt of capital investment or other financing to fund our ongoing operations. In addition, we are dependent upon our controlling shareholder to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

We currently have no further material funding commitments or arrangements for additional financing at this time and there is no assurance that we will be able to obtain additional financing on acceptable terms, if at all. There is significant uncertainty whether we will be able to secure any additional financing in the current equity or debt markets. The quantity of funds to be raised and the terms of any proposed equity or debt financing that may be undertaken will be negotiated by management as opportunities to raise funds arise. Management intends to pursue funding sources of both debt and equity financing, including but not limited to the issuance of equity securities in the form of Common Shares, warrants, subscription receipts, or any combination thereof in units of the Company pursuant to private placements to accredited investors or pursuant to equity lines of credit or public offerings in the form of underwritten/brokered offerings, at-the-market offerings, registered direct offerings, or other forms of equity financing and public or private issuances of debt securities including secured and unsecured convertible debt instruments or secured debt project financing. Management does not currently know the terms pursuant to which such financings may be completed in the future, but any such financings will be negotiated at arm’s-length. Future financings involving the issuance of equity securities or derivatives thereof will likely be completed at a discount to the then-current market price of the Company’s securities and will likely be dilutive to current shareholders.

Based on the conditions described within, management has concluded and the audit opinion and notes that accompany our financial statements for the years ended September 30, 2024 and 2023, disclose that substantial doubt exists as to our ability to continue in business. The financial statements included in this Registration have been prepared under the assumption that we will continue as a going concern. We are an exploration stage company and we have incurred losses since our inception. We believe that the going concern uncertainty cannot be alleviated with confidence until the Company has entered into a business climate where funding of its planned ongoing operating activities is secured.

We are dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. In addition, we are dependent upon our controlling shareholder to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

Cash Flow Considerations

The Company has historically relied upon shareholder financings, and to a lesser degree, debt financings, to satisfy its capital requirements and will continue to depend heavily upon equity capital to finance its activities. The Company may pursue debt financing in the medium term if it is able to procure such financing on terms more favorable than available equity financing; however, there can be no assurance the Company will be able to obtain any required financing in the future on acceptable terms.

The Company has limited financial resources compared to its proposed expenditures, no source of operating income, and no assurance that additional funding will be available to it for current or future projects, although the Company has been successful in the past in financing its activities through related party advances.

It is our current intention to seek to raise debt and/or equity financing to meet ongoing operating expenses. There is no assurance that this series of events will be satisfactorily completed.

Future losses are likely to occur as, until we are able to raise sufficient capital and further develop our operations. We have no sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the years ended September 30, 2024 and 2023, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

Debt Covenants

The Company was in compliance with its lenders as of September 30, 2024. A deterioration of our relationship with our lenders would provide stress for greater capital, possibly on adverse terms for our shareholders.

Research and development

We enter into contracts in the normal course of business with Consultants and partners that also manufacture breath capture devices under our design specifications as well as gas chromatographers we use in research, product improvement, and operations. Prepayments under these arrangements can generally be repurposed or the services themselves cancelable upon prior written notice, though cancellation fees are likely. Payments due upon cancellation consist only of payments for services provided and expenses incurred up to the date of cancellation.

Going Concern

We have suffered recurring losses from operations. The continuation of our Company as a going concern is dependent upon our Company attaining and maintaining profitable operations and/or raising additional capital. The financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should our Company discontinue operations.

The continuation of our business is dependent upon us raising additional financial support and/or attaining and maintaining profitable levels of internally generated revenue. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Off-Balance Sheet Arrangements

Per SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors. As of September 30, 2024 and 2023, we have no off-balance sheet arrangements.

Environmental

Not applicable.

Forward-Looking Statements

The foregoing discussion and analysis, as well as certain information contained elsewhere in this Annual Report on Form 10-K, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and are intended to be covered by the safe harbor created thereby. See the discussion in “Forward-Looking Statements” in Item 1., “Business.”

Accounting Developments

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and do not believe any of these pronouncements will have a material impact on our financial statements.

Critical Accounting Policies

A summary of our significant accounting policies is detailed in Note 3 to the Financial Statements. We have outlined below those policies identified as being critical to the understanding of our business and results of operations and that require the application of significant management judgment. All companies are required to include a discussion of critical accounting policies and estimates used in the preparation of their financial statements. On an on-going basis, we evaluate our critical accounting policies and estimates. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Carrying Value of Long-Lived Assets

The recoverability of the carrying values of mineral properties is dependent upon economic reserves being discovered or developed on the properties, permitting, financing, start-up, and commercial production from, or the sale/lease of, or other strategic transactions related to these properties. Development and/or start-up of a project will depend on, among other things, management’s ability to raise sufficient capital for these purposes. We assess the carrying cost of our mineral properties for impairment whenever information or circumstances indicate the potential for impairment. This would include events and circumstances such as our inability to obtain all the necessary permits, changes in the legal status of our mineral properties, government actions, the results of exploration activities and technical evaluations and changes in economic conditions, including the price of commodities or input prices. Such evaluations compare estimated future net cash flows with our carrying costs and future obligations on an undiscounted basis. If it is determined that the estimated future undiscounted cash flows are less than the carrying value of the property, an impairment loss will be recorded. Where estimates of future net cash flows are not determinable and where other conditions indicate the potential for impairment, management uses available market information and/or third-party valuation experts to assess if the carrying value can be recovered and to estimate fair value.

We review and evaluate our long-lived assets, other than mineral properties, for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment loss is measured and recorded based on the estimated fair value of the long-lived assets being tested for impairment and their carrying amounts.

Income Taxes

We account for income taxes using the liability method, recognizing certain temporary differences between the financial reporting basis of our liabilities and assets and the related income tax basis for such liabilities and assets. This method generates a net deferred income tax liability or asset, as measured by the statutory tax rates in effect. We derive our deferred income tax expense or benefit by recording the change in the net deferred income tax liability or asset balance for the year. With respect to the earnings we derive from the operations of our subsidiaries, in those situations where the earnings are indefinitely reinvested, no deferred taxes have been provided on the unremitted earnings (including the excess of the carrying value of the net equity of such entities for financial reporting purposes over the tax basis of such equity) of our subsidiaries.

We are subject to reviews of our income tax filings and other tax payments, and disputes can arise with the taxing authorities over the interpretation of its contracts or laws. We recognize and record potential tax liabilities and record tax liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and the extent to which, additional taxes will be due. We adjust these reserves in light of changing facts and circumstances; however, due to the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from our current estimate. If our estimate of tax liabilities proves to be different than the ultimate assessment, an additional expense or benefit would result. We recognize interest and penalties, if any, related to unrecognized tax benefits in Income tax benefit (expense). In certain jurisdictions, we must pay a portion of the disputed amount to the local government in order to formally appeal the assessment. Such payment is recorded as a receivable if we believe the amount is ultimately recoverable.

Valuation of Deferred Tax Assets

Our deferred income tax assets include certain future tax benefits. We record a valuation allowance against any portion of those deferred income tax assets when we believe, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized. We review the likelihood that we will realize the benefit of our deferred tax assets and therefore the need for valuation allowances on a quarterly basis, or more frequently if events indicate that a review is required. In determining the requirement for a valuation allowance, the historical and projected financial results of the legal entity or group recording the net deferred tax asset is considered, along with all other available positive and negative evidence.

Other

The Company has one class of shares, Common Shares. It has 33,745,491 outstanding shares, with no share options, warrants, and convertible debt options outstanding as of September 30, 2024.

Research and development

We enter into contracts in the normal course of business with Consultants and partners that also manufacture breath capture devices under our design specifications as well as gas chromatographers we use in research, product improvement, and operations. Prepayments under these arrangements can generally be repurposed or the services themselves cancelable upon prior written notice, though cancellation fees are likely. Payments due upon cancellation consist only of payments for services provided and expenses incurred up to the date of cancellation.

Through the date of this filing, we have historically financed our operations principally through the issuance and sale of common stock.

We have incurred significant net operating losses and negative cash flows since our inception. Since our inception, we have devoted substantially all of our resources to organizing and staffing our company, business planning, raising capital, establishing licensing, building our proprietary platform technologies, developing marketing plans, establishing our intellectual property portfolio, conducting research, , establishing arrangements with third parties for the manufacture of hardware we use and related raw materials, and providing general and administrative support for these operations. Our ability to generate product revenue sufficient to achieve profitability, if ever, will depend on the successful development, and eventual commercialization of our heartworm tests and any other potential future product candidates, which we expect will take a number of years to reach widespread adoption if ever. For the year ended September 30, 2024 and 2023, we reported net losses of $136,197 and $282,786, respectively. Our net losses in fiscal year 2024 have resulted principally from pre-operating costs, public entity costs and costs incurred in our research and development activities whereas our prior year had greater due diligence fees as we were evaluating business opportunities. As of September 30, 2024, we had an accumulated deficit of $537,213, and we had cash and cash equivalents of $15. We believe that the anticipated net proceeds from this offering, together with our existing cash, cash equivalents and short-term investments, will enable us to fund our operating expenses and capital expenditure requirements through June, 2025. We have based this estimate on assumptions that may prove to be wrong, and we could exhaust our available capital resources sooner than we expect. See the subsection titled “Liquidity and Capital Resources” below. Even if this offering is successful, we will require additional funding in order to finance operations and complete our ongoing and planned clinical trials. Access to such funding on acceptable terms cannot be assured.

We expect to continue to incur significant net operating losses for the foreseeable future. We anticipate that our expenses will increase substantially if, and as we:

●	continue to conduct our ongoing testing of heartworm;

●	manufacture, or have manufactured, clinical and commercial supplies of our breath capture devices;

●	attract, hire and retain additional clinical, scientific, and management personnel;

●	implement operational, financial, and management information systems;

●	add quality control, quality assurance, legal, compliance, and other groups to support our operations;

●	obtain, maintain, protect, expand and enforce our intellectual property portfolio, including intellectual property obtained through license agreements;

●	defend against any claims by third parties that we have infringed, misappropriated or otherwise violated any intellectual property of any such third party;

●	make royalty, milestone or other payments under current, and any future, license or collaboration agreements;

●	establish a sales, marketing and distribution infrastructure, either ourselves or in partnership with others, to commercialize heartworm and lyme;

●	potentially experience any delays, challenges, or other issues associated with other potential products we may discover from our customer database, and

●	incur additional legal, accounting, investor relations and other general and administrative expenses associated with expanding operations as a public company.

Our net operating losses may fluctuate significantly from period to period, depending upon the timing of our expenditures on research and development activities. Cash used to fund operating expenses is impacted by the timing of when we pay these expenses, as reflected in the change in our accounts payable and accrued expenses and other current liabilities.

As a result, we will need additional financing to support our continuing operations. To date, we have funded our operations primarily with the proceeds from the issuance and sale of our Preferred Stock. We do not have any products approved for sale and have not generated any revenue from product sales since our inception. We do not expect to generate revenue from any product candidates that we develop until we o commercialize our products or enter into collaboration arrangements with third parties. Until we can generate sufficient product revenue to finance our cash requirements, if ever, we expect to fund our operations through equity offerings or debt financings, credit or loan facilities, potentially other capital resources, or a combination of one or more of these funding sources. We may be unable to raise additional funds or enter into other agreements or arrangements when needed on favorable terms, or at all. If we fail to raise capital or enter into such agreements as and when needed, we may have to significantly delay, scale back, or discontinue the development or commercialization of heartworm and one or more potential future product candidates, which could have a material adverse effect on our business, results of operations or financial condition.

Because of the numerous risks and uncertainties associated with research and development of product candidates, we are unable to predict the timing or amount of increased expenses or when or if we will be able to achieve or maintain profitability. Even if we are able to generate revenue from product sales, we may not become profitable. If we fail to become profitable or are unable to sustain profitability on a continuing basis, then we may be unable to continue our operations at planned levels and be forced to reduce or terminate our operations.

Recently Issued Accounting Standards

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The new guidance, among other things, simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments, and amends existing earnings-per-share (“EPS”) guidance by requiring that an entity use the if converted method when calculating diluted EPS for convertible instruments. ASU 2020-06 is effective for public business entities that meet the definition of an SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company adopted the new guidance effective from January 1, 2024.

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and do not believe any of these pronouncements will have a material impact on our financial statements

Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports filed under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms, and that such information is accumulated and communicated to our management, including our president (also our principal executive officer) and our secretary, treasurer and chief financial officer (also our principal financial and accounting officer) to allow for timely decisions regarding required disclosure.

As of September 30, 2024, the end of the third quarter covered by the comparative information of this prospectus, we carried out an evaluation, under the supervision and with the participation of our president (also our principal executive officer) who acts as our secretary, treasurer and chief financial officer (also our principal financial and accounting officer), of the effectiveness of the design and operation of our disclosure controls and procedures. Based on the foregoing, our president (also our principal executive officer) and who is also our secretary, treasurer and chief financial officer (also our principal financial and accounting officer) concluded that our disclosure controls and procedures were not effective in providing reasonable assurance in the reliability of our financial reports as of the end of the period.

Inherent limitations on effectiveness of controls

Internal control over financial reporting has inherent limitations which include but is not limited to the use of independent professionals for advice and guidance, interpretation of existing and/or changing rules and principles, segregation of management duties, scale of organization, and personnel factors. Internal control over financial reporting is a process which involves human diligence and compliance and is subject to lapses in judgment and breakdowns resulting from human failures. Internal control over financial reporting also can be circumvented by collusion or improper management override. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements on a timely basis, however these inherent limitations are known features of the financial reporting process and it is possible to design into the process safeguards to reduce, though not eliminate, this risk. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Changes in Internal Control over Financial Reporting

There have been no changes in our internal controls over financial reporting that occurred during the year ended September 30, 2024, that have materially or are reasonably likely to materially affect our internal controls over financial reporting.

DIRECTORS, EXECUTIVE

Directors and Executive Officers

The following table sets forth certain information concerning our company’s sole officer and director.

Name	Age	Position(s)
Andrew N. Brown	48	President, Chief Financial Officer, Secretary and Director

Our directors serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serves until their successor(s) is duly elected and qualified, or until they are removed from office. There are no family relationships between our directors.

Our Company believes that all of our directors’ respective educational background, operational and business experience give them the qualifications and skills necessary to serve as directors and officers, respectively, of our company.

Certain information regarding the backgrounds of our officers and directors is set forth below.

Andrew N. Brown, Chief Executive Officer

Brown graduated from the University of Vermont in 1998. He moved to New York City to join Investment Manager; Clay Finlay Inc. (later Deutsche Bank), where he worked on a trading floor and learned the business of finance. In 2003, he moved to Florida where he became a major contributor to Florida Land Partners, becoming the largest subsidiary of National Land Partners in the Country, with over $100M in annual sales. In 2007, he Co-Founded Doorstep Delivery which he turned into a national brand through organic growth and acquisitions, before merging with BiteSquad.com in 2016 and selling to WTRH in 2019 in a $321M transaction.

Significant Consultant

We have retained the consulting services of Dr. Lindsay Starkey under the terms of a consulting agreement entered into August 31, 2024, for services. See “Advisory Board.”

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our officers and directors, and their respective other business interests and their involvement in our company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1. been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2. had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3. been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4. been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5. been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6. been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Audit Committee Financial Expert

Our board of directors (currently consisting of one member) also acts as the audit committee and has determined that it does not have a member that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. We currently have no “independent” directors as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining additional independent directors who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our directors do not believe that it is necessary to have such committees because they believe the functions of such committees can be adequately performed by the members of our board of directors.

Stockholder Communications with Our Board of Directors

Our company welcomes comments and questions from our stockholders. Stockholders should direct all communications to our President, Andrew N. Brown, at our executive offices. However, while we appreciate all comments from stockholders, we may not be able to respond individually to all communications. We attempt to address stockholder questions and concerns in our press releases and documents filed with OTC Markets, so that all stockholders have access to information about us at the same time. Mr. Brown collects and evaluates all stockholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

Code of Ethics

Our Board of Directors has not adopted a Code of Ethics.

Directors and Executive Officers

The following table sets forth certain information concerning our company’s sole officer and director.

Name	Age	Position(s)
Andrew N. Brown	48	President, Chief Financial Officer, Secretary and Director

Our directors serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serve until their successor(s) is duly elected and qualified, or until they are removed from office. There are no family relationships between our directors.

Our company believes that all of our directors’ respective educational background, operational and business experience give them the qualifications and skills necessary to serve as directors and officers, respectively, of our company.

Certain information regarding the backgrounds of our officers and directors is set forth below.

Andrew N. Brown, Chief Executive Officer

Brown graduated from the University of Vermont in 1998. He moved to New York City to join Investment Manager; Clay Finlay Inc. (later Deutsche Bank), where he worked on a trading floor and learned the business of finance. In 2003, he moved to Florida where he became a major contributor to Florida Land Partners, becoming the largest subsidiary of National Land Partners in the Country, with over $100M in annual sales. In 2007, he Co-Founded Doorstep Delivery which he turned into a national brand through organic growth and acquisitions, before merging with BiteSquad.com in 2016 and selling to WTRH in 2019 in a $321M transaction.

Mr. Brown is not related to any Officers or Directors of the Company. There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

On August 7, 2023, Matthew Veal appointed Andrew Brown to the Board of Directors. Mr. Veal then resigned from the board, Mr. Brown then assumed the role of Chairman and CEO.

On January 4, 2022, Matthew Veal was engaged as the Company’s Chief Executive Officer, Chief Financial Officer and Secretary of the Company.

Mr. Veal continues to work as a consultant for the Company.

CONFLICTS OF INTEREST - GENERAL

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts, and corporation opportunity, involved in participation with such other business entities. While our sole officer and director of our business is engaged in business activities outside of our business, he devotes to our business such time as he believes to be necessary.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement is contained in our Articles of Incorporation, Bylaws, or minutes which require officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company’s internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, audit committees or committees performing similar functions nor does our Company have a written nominating, compensation, or audit committee charter. Our sole Director believes that it is not necessary to have such committees at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our directors and executive officers has:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; any Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing except that Mr. Veal for filed bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in the Middle District of Florida with all matters discharged in 2019;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Chief Executive Officer, at the address appearing on the first page of this report.

Significant Consultant

We have retained the consulting services of Dr. Lindsay Starkey under the terms of a consulting agreement entered into August 31, 2024, for services. See “Advisory Board.”

Audit Committee and Audit Committee Financial Expert

Our board of directors (currently consisting of one member) also acts as the audit committee and has determined that it does not have a member that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. We currently have no “independent” directors as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining additional independent directors who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our directors do not believe that it is necessary to have such committees because they believe the functions of such committees can be adequately performed by the members of our board of directors.

Stockholder Communications with Our Board of Directors

Our company welcomes comments and questions from our stockholders. Stockholders should direct all communications to our President, Andrew N. Brown, at our executive offices. However, while we appreciate all comments from stockholders, we may not be able to respond individually to all communications. We attempt to address stockholder questions and concerns in our press releases and documents filed with OTC Markets, so that all stockholders have access to information about us at the same time. Mr. Brown collects and evaluates all stockholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

Code of Ethics

Our Board of Directors has not adopted a Code of Ethics.

 EXECUTIVE COMPENSATION

Executive compensation during the years ended September 30, 2024 and September 30, 2023, was as follows:

There are no formal written employment arrangements in place. We do not have any agreements or understandings that would change the terms of compensation during the course of a year.

As of the date of this Annual report, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by our executive officers.

Name and Principal Position	Year Ended 9/30	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Andrew N. Brown (1)	2023	—	—	—	—	—	—	22,000	22,000
President	2024	—	—	2,805	—	—	—	24,750	27,555
Matthew Veal (2)	2023	—	—	—	—	—	—	13,850	13,850
Former President	2024	—	—	102	—	—	—	3,450	3,552

(1)	Mr. Brown was awarded 1,650,000 shares for services, valued at $2,805 based on the market value of $.0017 during the year ended September 30, 2024.
(2)	Mr. Veal was awarded 60,000 shares, valued at $102 based on the market value of $.0017 during the year ended September 30, 2024.

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Annual report, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrew N. Brown	—	—	—	N/A	N/A	—	—	—	—

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have a formal employment or consulting agreement with any officers or Directors.

Outstanding Equity Awards

During the years ended September 30, 2024 and 2023, our Board of Directors made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors of our company.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock-based consideration for their services to the Company, which awards, if granted, shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

In General

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by our executive officers.

Name and Principal Position	Year Ended 9/30	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Andrew N. Brown (1)	2023	—	—	—	—	—	—	22,000	22,000
President	2024	—	—	2,805	—	—	—	24,750	27,555
Matthew Veal (2)	2023	—	—	—	—	—	—	13,850	13,850
Former President	2024	—	—	102	—	—	—	3,450	3,552

(1)	Mr. Brown was awarded 1,650,000 shares for services, valued at $2,805 based on the market value of $.0017 during the year ended September 30, 2024.
(2)	Mr. Veal was awarded 60,000 shares, valued at $102 based on the market value of $.0017 during the year ended September 30, 2024

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrew N. Brown	—	—	—	N/A	N/A	—	—	—	—

Outstanding Equity Awards

During the years ended September 30, 2024 and 2023, our Board of Directors made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors of our company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Annual report, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof. Unless otherwise indicated, the address of each listed person is in care of our company, 149 James Place, Orlando, Florida 32751.

Name and Address of Beneficial Owner (5)	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned (1)
Executive Officers and Directors
Andrew Brown, Chief Executive Officer and Director (3)	9,587,970	24.07%	24.07%
All directors and officers as a group	9,587,970	24.07%	24.07%
Jeffrey Conley	3,040,186	7.77%	7.77%
Stephen M. Fleming	1,985,000	5.08%	5.08%
David AB Brown (2)	6,525,612	16.39%	16.39%
Shawn Bolivar	3,000,000	7.67%	7.67%
Scott Wagoner	2,000,000	5.11%	5.11%
Vikki C. Cook	3,467,330	8.87%	8.87%

(1) Applicable percentage of ownership is based on 39,814,241 shares of common stock outstanding and 0 shares of Preferred Stock issued and outstanding on April 24, 2025. Percentage totals are calculated separately based on each class of capital stock. Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of common stock within 60 days of April 24, 2025, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of March 21, 2025, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Shares held by David A B Brown, Roth, 401(k) Profit Sharing Plan.

(3) Andrew Brown has voting and dispositive power over the shares held by Money Tree Solutions, LLC.

(4) Unless otherwise noted, the address of each shareholder is c/o Global Innovative Platforms Inc., 149 James Place, Maitland, FL 32751

The following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof. Unless otherwise indicated, the address of each listed person is in care of our company, 149 James Place, Orlando, Florida 32751.

	Share Ownership		Share Ownership
	Before This Offering		After This Offering
	Number of Shares	%	Number of Shares	%
	Beneficially	Beneficially	Beneficially	Beneficially
Name of Stockholder	Owned	Owned (1)	Owned	Owned (2)
Common Stock
Executive Officers and Directors
Andrew N. Brown	9,587,970	24.07%	9,587,970	22.17%

Officers and directors, as a group (2 persons)	9,587,970	24.07%	9,587,970	22.17%

Jeffrey Conley	3,040,186	7.77%	3,040,186	7.22%
Stephen M. Fleming	1,985,000	5.08%	1,985,000	4.71%
David AB Brown (2)	6,525,612	16.39%	6,525,612	15.50%
Shawn Bolivar	3,000,000	7.67%	3,000,000	7.12%
Scott Wagoner	2,000,000	5.11%	2,000,000	4.75%
Vikki C. Cook	3,467,330	8.87%	3,467,330	8.23%

(1)	Based on 39,814,241 shares outstanding, before this offering.

(2)	Based on 42,111,241 shares outstanding, assuming the sale of all of the Offered Shares, after this offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Directors and Officers Remuneration

During the years ended from September 30, 2024 and 2023 we paid compensation of $35,850 and $31,107 for our directors and officers.

The Company’s executive office is located at 149 James Place Maitland, FL 32751. This office is furnished to the Company by its CEO at no charge.

Andrew Brown, Sole Officer and a Director, Controlling Stockholder

In August, 2023, Mr. Andrew Brown was appointed the Company’s sole officer and director in place of Mr. Matthew Veal. During the year ended September 30, 2024, Matthew Veal, our former sole officer and director, is also director and officer, acquired 6,682,679 shares for $668.27. Mr. Brown has also acquired 1,650,000 shares for services during the fourth quarter of the fiscal year ending September 30, 2024.

Matthew Veal, Former Sole Officer and Director

During the year ended September 30, 2024, Matthew Veal, our former sole officer and director, is also director and officer, acquired 606,689 shares for $60.69. Mr. Veal has also acquired 60,000 shares for services during the fourth quarter of the fiscal year ending September 30, 2024.

Related Party Loan

During the year ended September 30, 3024, the Company raised $26,000 from related party advances and sold $60,903 of common stock and $75 of stock subscriptions. We also converted $311,363 of related party advances into common stock. During the year ended September 30, 2023, we received $50,000, $125,000, and $10,903 by way of loan from three principal shareholders.

Stock Options

We currently do not have an incentive stock option plan, and no stock options were issued or outstanding during the years ending September 30, 2024 and 2023 nor as of the date of this filing.

Director Independence

We currently act with one director, consisting of Andrew N. Brown. We have determined that Mr. Brown is not an “independent director” as defined in NASDAQ Marketplace Rule 4200(a)(15).

Currently our audit committee consists of all members of our board of directors. We currently do not have nominating, compensation committees or committees performing similar functions. There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nomination for directors.

Our board of directors has determined that it does not have a member of its audit committee who qualifies as an “audit committee financial expert” as defined in as defined in Item 407(d)(5)(ii) of Regulation S-K.

From inception to present date, we believe that the members of our audit committee and the board of directors have been and are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

We do not have a standing compensation or nominating committee. We believe that our directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our directors do not believe that it is necessary to have an audit committee because we believe that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining additional independent directors who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

Director Independence

We currently act with one director, consisting of Andrew N. Brown. We have determined that Mr. Brown is not an “independent director” as defined in NASDAQ Marketplace Rule 4200(a)(15).

Currently our audit committee consists of all members of our board of directors. We currently do not have nominating, compensation committees or committees performing similar functions. There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nomination for directors.

Our board of directors has determined that it does not have a member of its audit committee who qualifies as an “audit committee financial expert” as defined in as defined in Item 407(d)(5)(ii) of Regulation S-K.

From inception to present date, we believe that the members of our audit committee and the board of directors have been and are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

We do not have a standing compensation or nominating committee. We believe that our directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our directors do not believe that it is necessary to have an audit committee because we believe that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining additional independent directors who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Fleming PLLC., New York, New York. Stephen M. Fleming, the firm’s principal. owns 1,985,000 common shares of our company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

GLOBAL INNOVATIVE PLATFORMS, INC.

FINANCIAL STATEMENTS

CONTENTS

AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED SEPTEMBER 30, 2024 AND 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Shareholders

Global Innovative Platforms, Inc.

149 James Place.,

Maitland, FL 32751

Opinion on the financial statements

We audited the accompanying balance sheets of Global Innovative Platforms, Inc. (“the Company”) as of September 30, 2024 and 2023, the related statements of operations, stockholders’ equity, and cash flows for years then ended and the related notes (collectively referred to as “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2024 and 2023, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of the liabilities in the normal course of business. The Company has an accumulated deficit of $537,213 for the year ended September 30, 2024. These factors as discussed in Note 2 of the financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits. we are required to obtain an understanding of internal control over financial reporting not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters arising from the current period of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosure that are material to the financial statements and (2) involve especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit below, providing separate opinions on the critical audit matters or the accounts or disclosures to which they relate.

Related party transactions.

As discussed in Note 8 of the financial statement, the Company converted all the borrowed amounts from related parties during the year ended September 30, 2024. The procedure performed to address the matter included entries recorded in the books in line with GAAP and verifying Agreements.

We have served as the Company’s auditor since 2020.

M. S. Madhava Rao, Chartered Accountant

Bangalore, India

December 30, 2024

GLOBAL INNOVATIVE PLATFORMS, INC.

BALANCE SHEETS

	September 30, 2024	September 30, 2023
Assets

Cash and cash equivalents	$15	$415
Total current assets	15	415

Total Assets	$15	$415

Liabilities
Current Liabilities
Accounts Payable	$753	$3,004
Loan Payable – Related Party	32,400	361,364
Total Current Liabilities	33,153	364,368

Total Liabilities	33,153	364,368

Stockholders’ Equity
Preferred Stock, $0.0001 par value, 10,000,000 shares authorized, 0 issued or outstanding	—	—
Common Stock, $0.0001 par value, 1,990,000,000 shares authorized, 33,745,491 and 619,085 shares issued and outstanding at September 30, 2024 and 2023, respectively	3,375	62
Additional Paid in Capital	500,625	35,454
Stock Subscriptions	75	1,547
Retained Earnings (Deficit)	(537,213)	(401,016)
Total Equity	(33,138)	(363,953)

TOTAL LIABILITIES & EQUITY	$15	$415

The accompanying notes are an integral part of these financial statements

GLOBAL INNOVATIVE PLATFORMS, INC.

STATEMENTS OF OPERATIONS

	FOR THE YEAR ENDED SEPTEMBER 30, 2024	FOR THE YEAR ENDED SEPTEMBER 30, 2023

REVENUE	$—	$—

EXPENSES
General and administrative expenses	136,197	282,786

Total Expenses	136,197	282,786

OPERATING LOSS	(136,197)	(282,786)

OTHER INCOME (EXPENSE)	—	—

Total Other Income (Expense)	—	—

INCOME (LOSS) BEFORE TAXES	(136,197)	(282,786)

TAXES	—	—

NET INCOME (LOSS)	$(136,197)	$(282,786)

Net Income (Loss) per Common Share: Basic and Diluted	$(0.005)	$(0.46)

Weighted Average Common Shares Outstanding: Basic and Diluted	26,625,968	619,085

GLOBAL INNOVATIVE PLATFORMS, INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Common Shares			Additional	Retained
	Shares	Amount	Stock Subscriptions	Paid-In Capital	(Deficit) Earnings	Total

Balance at September 30, 2022	619,085	$62	$—	$35,454	$(118,230)	$(82,714)

Stock Subscriptions	—	—	1,547	—	—	1,547

Net profit (loss) for the period	—	—	—	—	(282,786)	(282,786)

Balance at September 30, 2023	619,085	$62	$1,547	$35,454	$(401,016)	$(363,953)

Balance at September 30, 2023	619,085	$62	$1,547	$35,454	$(401,016)	$(363,953)

Stock issued to founders for subscriptions	15,470,000	1,547	(1,547)	—	—	—

Stock Subscriptions	—	—	75	—	—	75

Stock issued for cash	600,000	60	—	59,940	—	60,000

Stock issued in settlement of obligations	5,267,268	527	—	336,834	—	337,361

Noncash expenses paid with the issuance of common Stock	2,727,000	273	—	68,397	—	68,670

Stock issued to founders for cash at par value	9,062,138	906	—	—	—	906

Net loss for the period	—	—	—	—	(136,197)	(136,197)

Balance at September 30, 2024	33,745,491	$3,375	$75	$500,625	$(537,213)	$(33,138)

GLOBAL INNOVATIVE PLATFORMS, INC.

STATEMENTS OF CASH FLOW

	For the Year Ended September 30, 2024	For the Year Ended September 30, 2023

Cash Flow from Operating Activities:

Net Income (loss)	$(136,197)	$(282,786)
Adjustments to reconcile net income to net cash used in operating activities:
Noncash Expenses	68,670

Changes in working capital items:
Accounts payable	(2,251)	(2,007)
Accruals – related party	(17,600)	50,000

Net Cash Used in Operating Activities	(87,378)	(234,793)

Net Cash Used in Investing Activities
	—	—

Net Cash Flow from Investing Activities	—	—

Net Cash Flow from Financing Activities
Advances under loan payable - related party loans	26,000	185,904
Issuance of Stock for Cash	60,903
Stock subscriptions	75	1,547

Net Cash Provided by Financing Activities	86,978	187,451

Net Change in Cash:	(400)	(47,342)

Beginning Cash:	$415	$47,757

Ending Cash:	$15	$415

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$—	$—
Cash paid for tax	$—	$—

NOTE: THE CUMULATIVE AMOUNTS OF CASH FLOWS FROM THE COMPANY’S INCEPTION TO DATE ARE AS FOLLOWS:

Net Cash Used in Operating Activities	$(375,693)	$(288,315)
Net Cash Used in Investing Activities	$(1,000)	$(1,000)
Net Cash Provided by Financing Activities	$376,708	$289,730

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

CONVERSION OF RELATED PARTY ADVANCES TO COMMON STOCK	$311,363	$—

GLOBAL INNOVATIVE PLATFORMS, INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 1. NATURE OF OPERATIONS

Nature of Business

Global Innovative Platforms, Inc., a Delaware corporation, (“GIP”, “the Company”, “We”, “Us” or “Our’) is a publicly quoted shell company seeking to merge with an entity with experienced management and opportunities for growth in return for shares of our common stock to create values for our shareholders. No potential merger candidate has been identified at this time.

History

We were originally named Canning Street Corporation having incorporated in Delaware on September 15, 2020. On September 10, 2022, the Company completed the process of changing its name to Global Innovative Platforms, Inc.

Effective September 30, 2020, following a corporate reorganization as described below (‘the Holding Company Reorganization” or ‘the reverse recapitalization”), GIP became the reorganized successor to Alexandria Advantage Warranty Company, a publicly quoted holding company that ceased trading in 2016.

Reorganization into a Holding Company Structure for Global Innovative Platforms, Inc., reorganization successor to Alexandria Advantage Warranty Company.

Effective September 29, 2020, Alexandria Advantage Warranty Company (“Alexandria Advantage Colorado’), a Colorado corporation, redomiciled to Delaware by merging with its wholly owned subsidiary, Alexandria Advantage Warranty Company (“Alexandria Advantage Delaware”), a Delaware corporation.

Alexandria Advantage Colorado ceased to exist as an independent legal entity following its merger with Alexandria Advantage Delaware.

Pursuant to the Delaware Holding Company formation statute, DGCL Section 251(g), Alexandria Advantage Delaware entered into an Agreement and Plan of Merger and Reorganization into a Holding Company with Global Innovative Platforms, Inc. (“GIP”) and AAWC Corporation (“AAWC”), both wholly-owned subsidiaries of Alexandria Advantage Delaware, effective September 30, 2020.

The Agreement and Plan of Merger and Reorganization into a Holding Company provided for the merger of Alexandria Advantage Delaware with, and into AAWC, with AAWC being the surviving corporation in the merger, as a subsidiary to GIP.

Alexandria Advantage Delaware ceased to exist as an independent legal entity following its merger with AAWC.

The shareholders of Alexandria Advantage Delaware were converted, by the holding company reorganization, under the Agreement, to shareholders of GIP on a one for one basis pursuant to the Agreement and the Delaware Statute Sec. 251(g).

AAWC., the surviving company of the merger with Alexandria Advantage Delaware, became a wholly owned subsidiary of GIP, the holding company.

GIP became the parent holding company resulting under the Agreement, pursuant to Delaware General Corporation Law section 251(g), with its wholly owned subsidiary company, AAWC, the surviving company of the merger with Alexandria Advantage Delaware.

As a result of the Holding Company Reorganization, shareholders in publicly quoted Alexandria Advantage Delaware, formerly the shareholders of Alexandria Advantage Colorado as of the date of the reorganization, became shareholders in the publicly quoted GIP.

AAWC, being the direct successor by the merger with Alexandria Advantage Delaware, became a subsidiary company of GIP.

The Holding Company Reorganization has been accounted for so as to reflect the fact that both AAWC and GIP were under common control at the date of the Holding Company Reorganization, similar to a reverse acquisition of AAWC by GIP

Disposal of AAWC Corporation.

Effective September 30, 2020, GIP disposed of 100% of the issued share capital of its sole subsidiary company, AAWC Corporation., to an unrelated third party for a $1,000 payment made to the purchaser to assume ownership of the subsidiary company with outstanding liabilities.

Impact of the COVID-19 Pandemic

We have not commenced operations as yet and consequently have not been directly impacted by the Covid-19 outbreak at this time. However, the detrimental effect of the Covid-19 outbreak on the economy as a whole may have a detrimental impact on our ability to raise funding and identify an entity to merge with for the foreseeable future. We are unable to predict with any certainty the ultimate impact Covid-19 outbreak on our plans at this time.

NOTE 2. GOING CONCERN

Our financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. We have no ongoing business or income and had shareholders’ deficits of $33,138 and $363,953 as of September 30, 2024 and 2023, respectively. These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties. Our ability to continue as a going concern is dependent upon our ability to raise additional debt or equity funding to meet our ongoing operating expenses and ultimately in merging with another entity with experienced management and profitable operations. No assurances can be given that we will be successful in achieving these objectives.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. These policies conform to accounting principles generally accepted in the United States of America and have been consistently applied. The accompanying financial statement reflect the operations of Global Innovative Platforms, Inc., the sole surviving entity as a result of the reorganization and disposal activities described in Note 1, for the years ended September 30, 2024 and 2023. The Company has selected September 30 as its financial year end. The Company has not earned any revenue to date.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. As of September 30, 2024 and 2023, our cash balance was $15 and $415, respectively.

Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of our accounts payable, accrued expenses - related party and loan payable – related party. The carrying amount of our prepaid accounts payable, accrued expenses- related parties and loan payable – related party approximates their fair values because of the short-term maturities of these instruments.

Related Party Transactions

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person’s immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. See Notes 5 and 6 below for details of related party transactions in the period presented.

Fixed Assets

We owned no fixed assets as of September 30, 2024 or 2023.

Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) as assets, operating lease non-current liabilities, and operating lease current liabilities in the Company’s balance sheet. Finance leases are property and equipment, other current liabilities, and other non-current liabilities in the balance sheet.

ROU assets represent the right to use an asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over lease term. As most of the leases do not provide an implicit rate, the Company generally uses the incremental borrowing rate on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at the commencement date. The operating ROU asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payment is recognized on a straight-line basis over the lease term.

The Company was not party to any lease transactions for the years ended September 30, 2024 and 2023.

Income Taxes

The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. We record a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Uncertain Tax Positions

We evaluate tax positions in a two-step process. We first determine whether it is more likely than not that a tax position will be sustained upon examination, based on the technical merits of the position. If a tax position meets the more-likely-than-not recognition threshold it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. We classify gross interest and penalties and unrecognized tax benefits that are not expected to result in payment or receipt of cash within one year as long-term liabilities in the financial statements.

Revenue Recognition

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

Service revenues are recognized as the services are performed in proportion to the transfer of control to the customer and real estate revenues are recognized at the time of sale when consideration has been exchanged and title has been conveyed to the buyer. At this time, we have not identified specific planned revenue streams.

During the years ended September 30, 2024 and 2023, we did not recognize any revenue.

Advertising Costs

We expense advertising costs when advertisements occur. No advertising costs were incurred for the years ended September 30, 2024 and 2023.

Founder Shares Valuation

Founder shares have been issued for cash and services at a nominal value of $0.001 per share, reflecting the early stage of the company’s development and the uncertainty surrounding its future valuation. This valuation is based on the founders’ contributions to the company’s intellectual property and market potential at the time of issuance.

Stock Based Compensation

The cost of equity instruments issued to non-employees in return for goods and services is measured by the grant date fair value of the equity instruments issued. The cost of employee services received in exchange for equity instruments is based on the grant date fair value of the equity instruments issued.

Net Loss per Share Calculation

Basic net loss per common share (“EPS”) is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

No potentially dilutive debt or equity instruments were issued or outstanding for the years ended September 30, 2024 and 2023.

Recently Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and do not believe any of these pronouncements will have a material impact on our financial statements.

NOTE 4. FOUNDER SHARES ISSUED - RELATED PARTIES

On October 23, 2023, the Company issued 24,532,138 shares of common stock, par value $0.0001 per share, including 18,271,990 which was issued to related parties for an aggregate consideration of $1,827. The Company also issued 600,000 shares of our common stock on September 27, 2024 for an aggregate consideration of $60,000.

On July 10, 2024, the Company issued 530,000 shares of our common stock, par value of $0.0001 per share, which included 490,000 shares to related parties in exchange for services of $49, including office space, secretarial and administrative services provided by members of the Company’s founding team.

As of September 28, 2024, the Company issued 2,197,000 shares of our common stock, par value of $0.0001 per share including 1,830,000 shares to related parties in exchange for services of $183 including office space, secretarial and administrative services provided by members of the Company’s management and founding team.

Three Shareholders advanced us $50,000, $50,000, and $1,115 for the year ended September 30, 2023 and an additional $25,000, for the year ending September 30, 2024. On September 27, 2024, the Company converted $337,360 of debt into 5,267,268 shares of our common stock that included these balances plus prior year amounts with an aggregate total of $311,363, which were converted to 5,107,268 shares of our common.

NOTE 5. ACCRUALS – RELATED PARTY

During the year ended September 30, 2023, and modified as of August 27, 2024, the Company entered into a contract (see note 7) with a party who has the right to obtain 638,532 shares. The contract obligated us to an upfront payment of $50,000 which was expensed in the year ended September 30, 2023 and we paid $17,600 under this arrangement during the year ended September 30, 2024.

NOTE 6. INCOME TAXES

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act makes broad and complex changes to the U.S. tax code that affect fiscal 2018, including, but not limited to requiring a one-time transition tax on certain unrepatriated earnings of foreign subsidiaries that is payable over eight years. The Tax Act also establishes new tax laws that will affect 2018 and later years, including, but not limited to, a reduction of the U.S. federal corporate tax rate from 34% to 21%, a general elimination of U.S. federal income taxes on dividends from foreign subsidiaries, net operating loss deduction limitations, a base erosion, anti-tax abuse tax and a deduction for foreign-derived intangible income and a new provision designed to tax global intangible low-taxed income.

We did not provide any current or deferred US federal income tax provision or benefit for any for the years ended September 30, 2024 and 2023 as, after adjusting for the non-taxable gain on the sale of our subsidiary company, we incurred tax losses during the period. When it is more likely than not that a tax asset cannot be realized through future income, we must record an allowance against any future potential future tax benefit. We have provided a full valuation allowance against the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward periods.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended September 30, 2024 and 2023 as defined under ASC 740, “Accounting for Income Taxes.” We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of the accumulated deficit on the balance sheet.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes.

The sources and tax effects of the differences for the periods presented are as follows:

	Year ended	Year Ended
	September 30,	September 30,
	2024	2023

Statutory U.S. Federal Income Tax Rate	21%	21%
State Income Taxes	5%	5%
Change in Valuation Allowance	(26)%	(26)%
Effective Income Tax Rate	0%	0%

A reconciliation of the income taxes computed at the statutory rate is as follows:

	Year ended	Year Ended
	September 30,	September 30,
	2024	2023
Tax credit (expense) at statutory rate (26%)	$(35,411)	$(73,524)

Increase in valuation allowance	35,411	73,524
Net deferred tax assets	$—	$—

As of September 30, 2024 and 2023, the Company had a federal net operating loss carryforward of approximately $537,213 and $401,016.

The federal net operating loss carryforwards do not expire but may only be used against taxable income to 80%. In response to the novel coronavirus COVID-19, the Coronavirus Aid, Relief, and Economic Security Act temporarily repealed the 80% limitation for NOLs arising in tax years 2019 and 2020. No tax benefit has been reported in the financial statements. The annual offset of this carryforward loss against any future taxable profits may be limited under the provisions of Internal Revenue Code Section 381 upon any future change(s) in control of the Company.

The Company’s income tax returns for the years ended September 30, 2024 and 2023 are currently open to audit by federal and state jurisdictions.

NOTE 7. COMMITMENTS & CONTINGENCIES

Legal Proceedings

We were not subject to any legal proceedings during the years ended September 30, 2024 and 2023 and, to the best of our knowledge, no legal proceedings are pending or threatened.

Contractual Obligations

On August 18, 2023, the Company entered into a Patent and Know-How License Agreement with Defiant Technologies Inc. (“Defiant”). On August 27, 2024, the Company entered into an additional Patent and Know-How License Agreement (the “License Agreement”) with Defiant, which replaced the August 2023 agreement.. Pursuant to the License Agreement, among other things, Defiant granted the Company a nontransferable, non-sublicensable, exclusive right and license to certain patents and know-how relating to animal testing and all commercial applications related to the animal market on a global basis (“Patent Rights”, “Know-How”, and “Materials”, respectively) to manufacture, use, offer for sale, sell or import (“Licensed Products”) in the animal market worldwide. The license is exclusive (subject to certain exceptions and conditions) with respect to the Patent Rights and Materials and non-exclusive with respect to the Know-How.

As consideration for the license under the License Agreement, the Company has agreed to make an initial payment of $50,000, which is due 30 days from the effective date of the License Agreement (or, at Defiant’s discretion, $225,000 in a lump sum within 45 days from the effective date). Further, in consideration of the rights and licenses granted under the License Agreement, the Company is required to pay Defiant a royalty of 3% of net sales of all Licensed Products in the field of use throughout the world during the term of the License Agreement. We have paid $17,600 to date under this agreement.

NOTE 8. SHAREHOLDERS’ DEFICIT

Preferred Stock

As of September 30, 2024 and 2023 and for the years ended September 30, 2024 and 2023, we were authorized to issue 10,000,000 shares of preferred stock with a par value of $0.0001.

No shares of preferred stock were issued and outstanding as of September 15, 2020 (Inception), the effective date of the Holding Company Reorganization, and no shares of preferred stock were issued and outstanding during the years ended September 30, 2024 and 2023.

No series of preferred stock or rights for preferred stock had been designated at September 30, 2024 and September 30, 2023.

Common Stock

As of September 30, 2024 and September 30, 2023, we were authorized to issue 1,990,000,000 shares of common stock with a par value of $0.0001.

As of September 15, 2020, the effective date of the reverse recapitalization, 619,085 split adjusted shares of common stock were issued and outstanding in our predecessor company with a reverse split adjusted total (see below) par value of $62 and negative balance of additional paid in capital totaling $(15,550), and at March 1, 2021 had donated capital of $51,004.

On October 23, 2023, the Company issued 24,532,138 shares of common stock, par value $0.0001 per share, including 18,271,990 which was issued to related parties for an aggregate consideration of $1,827. The Company also issued 600,000 shares of our common stock on September 27, 2024 for an aggregate consideration of $60,000.

On July 10, 2024, the Company issued 530,000 shares of our common stock, par value of $0.0001 per share, which included 490,000 shares to related parties in exchange for services of $49, including office space, secretarial and administrative services provided by members of the Company’s founding team.

As of September 28, 2024, the Company issued 2,197,000 shares of our common stock, par value of $0.0001 per share including 1,830,000 shares to related parties in exchange for services of $183 including office space, secretarial and administrative services provided by members of the Company’s management and founding team.

Three Shareholders advanced us $50,000, $50,000, and $1,115 for the year ended September 30, 2023 and an additional $25,000, for the year ending September 30, 2024. On September 27, 2024, the Company converted $337,360 of debt into 5,267,268 shares of our common stock that included these balances plus prior year amounts with an aggregate total of $311,363, which were converted to 5,107,268 shares of our common stock.

As of September 30, 2024 and 2023, 33,745,491 and 619,085 shares of common stock were issued and outstanding, respectively.

Warrants

No warrants were issued or outstanding during the years ended September 30, 2024 and 2023.

Stock Options

We currently have no stock option plan.

No stock options were issued or outstanding during the year ended September 30, 2024 or for the year ended September 30, 2023.

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events after September 30, 2024, in accordance with FASB ASC 855 Subsequent Events, through the date of the issuance of these financial statements.

Effective October 2, 2024, the Company entered into Subscription Agreements with various accredited investors pursuant to which the accredited investors purchased an aggregate of 2,500,000 shares of the Company’s common stock at a price per share of $0.10 for an aggregate purchase price of $250,000. The closing occurred on October 3, 2024. The offer, sale and issuance of the above securities was made to accredited investors, and the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated there under with regard to the sale. No advertising or general solicitation was employed in offering the securities. The offer and sales were made to an accredited investor and transfer of the common stock will be restricted by the Company in accordance with the requirements of the Securities Act of 1933, as amended.

GLOBAL INNOVATIVE PLATFORMS, INC.
CONDENSED BALANCE SHEETS

	DECEMBER 31,	SEPTEMBER 30,
	2024	2024
	(Unaudited)	(Audited)
ASSETS

Current Assets
Cash and Cash Equivalents	$148,459	$15

Total Current Assets	148,459	15

Total Assets	$148,459	$15

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current Liabilities
Accounts Payable	$14,407	$753

Loan Payable – Related Party	—	32,400

Total Current Liabilities	14,407	33,153

Total Liabilities	14,407	33,153

Commitments and Contingencies (Note 8)	—	—

Shareholders’ Deficit
Preferred Stock, $0.0001 par value, 10,000,000 shares authorized, 0 issued or outstanding	—	—
Common Stock, $0.0001 par value, 1,990,000,000 shares authorized, 37,301,241 and 33,745,491 issued and outstanding	3,730	3,374
Stock Subscriptions	—	75
Additional Paid in Capital	788,001	500,625
Retained (Deficit) Earnings	(657,680)	(537,212)

Total Shareholders’ Deficit	134,051	(33,138)

Total Liabilities and Shareholders’ Deficit	$148,459	$15

The accompanying notes are an integral part of these condensed financial statements

GLOBAL INNOVATIVE PLATFORMS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	FOR THE THREE MONTHS ENDED DECEMBER 31, 2024	FOR THE THREE MONTHS ENDED DECEMBER 31, 2023

REVENUE	$—	$—

EXPENSES
General and administrative expenses	120,467	49,469

Total Expenses	120,467	49,469

OPERATING LOSS	(120,467)	(49,469)

OTHER INCOME (EXPENSE)	—	—

Total Other Income (Expense)	—	—

INCOME (LOSS) BEFORE TAXES	(120,467)	(49,469)

TAXES	—	—

NET INCOME (LOSS)	$(120,467)	$(49,469)

Net Income (Loss) per Common Share: Basic and Diluted	$(0.003)	$(0.002)

Weighted Average Common Shares Outstanding: Basic and Diluted	35,745,288	20,637,355

The accompanying notes are an integral part of these condensed financial statements

GLOBAL INNOVATIVE PLATFORMS INC.
CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
(UNAUDITED)

	Common Shares			Additional	Retained
	Shares	Amount	Stock Subscriptions	Paid-In Capital	(Deficit) Earnings	Total

Balance at October 1, 2023	619,085	$62	$1,547	$35,454	$(401,016)	$(363,953)

Common Shares Issued to Founders for Stock Subscriptions	15,470,000	1,547	(1,547)	—	—	—

Common Stock issued for Conversion of Debentures	2,160,000	216	—	215,784	—	216,000

Common Stock issued to founders for Cash	9,061,027	906	—	—	—	906
Net loss for the period	—	—	—	—	(49,469)	(49,469)

Balance at December 31, 2023	27,310,112	$2,731	$—	$251,238	$(450,484)	$(196,515)

Balance at October 1, 2024	33,745,491	$3,375	$75	$500,625	$(537,213)	$(33,138)

Common Shares Issued for Stock Subscriptions	750	—	(75)	75	—	—

Common Stock issued for Cash	2,875,000	287	—	286,213	—	286,500

Common Stock issued for Services	680,000	68	—	1,088	—	1,156

Net loss for the period	—	—	—	—	(120,467)	(120,467)

Balance at December 31, 2024	37,301,241	$3,730	$—	$788,001	$(657,680)	$134,051

The accompanying notes are an integral part of these condensed financial statements

GLOBAL INNOVATIVE PLATFORMS INC.
CONDENSED STATEMENTS OF CASH FLOW
(UNAUDITED)

	FOR THE THREE MONTHS ENDED DECEMBER 31, 2024	FOR THE THREE MONTHS ENDED DECEMBER 31, 2023

Cash Flow from Operating Activities:

Net Loss	$(120,467)	$(49,469)
Adjustments to reconcile net loss to net cash used in operating activities	—	—
Noncash expenses	1,156
Changes in working capital items:
Accounts payable and license payable	(18,746)	8,833
Debenture Interest	—	16,000

Net Cash Used in Operating Activities	(138,057)	(24,636)

Net Cash Flow from Investing Activities	—	—

Net Cash Flow from Financing Activities
Advances from related party converted to common stock	—	25,000
Cash paid for common stock	286,501	906
Net Cash Provided by Financing Activities	286,501	25,906

Net Change in Cash:	148,444	1,270

Beginning Cash:	$15	$415

Ending Cash:	$148,459	$1,685

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$—	$—
Cash paid for tax	$—	$—

The accompanying notes are an integral part of these condensed financial statements

GLOBAL INNOVATIVE PLATFORMS INC.

Notes to the Condensed Financial Statements

(Unaudited)

NOTE 1. NATURE OF OPERATIONS

Nature of Business

Global Innovative Platforms Inc., a Delaware corporation, (“Global Innovative Platforms,” “Canning Street,” “the Company,” “We,” “Us” or “Our’) is a publicly quoted company in the business of measuring gas outflow in pets and agriculture for diagnosis treatment of illness. We are pursuing opportunities for growth and will seek capital in return for shares of our common stock to create value for our shareholders, although there is no guarantee that the Company will be able to successfully close such transactions.

History

Global Innovative Platforms Inc. f/k/a Canning Street Corporation or Canning Street was incorporated in Delaware on September 15, 2020.

Effective September 30, 2020, following a corporate reorganization as described below (the “Holding Company Reorganization” or “the reverse recapitalization”), Canning Street became the reorganized successor to Alexandria Advantage Warranty Company, a publicly quoted holding company that ceased trading in 2016.

Reorganization into a Holding Company Structure for Canning Street Corporation, reorganization successor to Alexandria Advantage Warranty Company.

Effective September 29, 2020, Alexandria Advantage Warranty Company (“Alexandria Advantage Colorado’), a Colorado corporation, redomiciled to Delaware by merging with its wholly owned subsidiary, Alexandria Advantage Warranty Company (“Alexandria Advantage Delaware”), a Delaware corporation.

Alexandria Advantage Colorado ceased to exist as an independent legal entity following its merger with Alexandria Advantage Delaware.

Pursuant to the Delaware Holding Company formation statute, DGCL Section 251(g), Alexandria Advantage Delaware entered into an Agreement and Plan of Merger and Reorganization into a Holding Company with Canning Street Corporation (“Canning Street”) and AAWC Corporation (“AAWC”), both wholly-owned subsidiaries of Alexandria Advantage Delaware, effective September 30, 2020.

The Agreement and Plan of Merger and Reorganization into a Holding Company provided for the merger of Alexandria Advantage Delaware with, and into AAWC, with AAWC being the surviving corporation in the merger, as a subsidiary to Canning Street.

Alexandria Advantage Delaware ceased to exist as an independent legal entity following its merger with AAWC.

The shareholders of Alexandria Advantage Delaware were converted, by the holding company reorganization, under the Agreement, to shareholders of Canning Street on a one for one basis pursuant to the Agreement and the Delaware Statute Sec. 251(g).

AAWC, the surviving company of the merger with Alexandria Advantage Delaware, became a wholly owned subsidiary of Canning Street, the holding company.

Canning Street became the parent holding company resulting under the Agreement, pursuant to Delaware General Corporation Law section 251(g), with its wholly owned subsidiary company, AAWC, the surviving company of the merger with Alexandria Advantage Delaware.

As a result of the Holding Company Reorganization, shareholders in publicly quoted Alexandria Advantage Delaware, formerly the shareholders of Alexandria Advantage Colorado as of the date of the reorganization, became shareholders in the publicly quoted Canning Street.

GLOBAL INNOVATIVE PLATFORMS INC.

Notes to the Condensed Financial Statements

(Unaudited)

AAWC, being the direct successor by the merger with Alexandria Advantage Delaware, became a subsidiary company of Canning Street.

The Holding Company Reorganization has been accounted for so as to reflect the fact that both AAWC and Canning Street were under common control at the date of the Holding Company Reorganization, similar to a reverse acquisition of AAWC by Canning Street

NOTE 2. GOING CONCERN

Our financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. We have no ongoing business or income, incurred a loss of $120,467 in the three months ended December 31, 2024, and had a retained deficit of $657,680 as of December 31, 2024. These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties. Our ability to continue as a going concern is dependent upon our ability to raise additional debt or equity funding to meet our ongoing operating expenses and ultimately in merging with another entity with experienced management and profitable operations. No assurances can be given that we will be successful in achieving these objectives.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. These policies conform to accounting principles generally accepted in the United States of America and have been consistently applied. We have selected September 30 as our fiscal year end. We have not earned any revenue to date.

GLOBAL INNOVATIVE PLATFORMS INC.

Notes to the Condensed Financial Statements

(Unaudited)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. As of December 31, 2024, our cash balance was $148,459.

Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of our accounts payable, accrued expenses - related party and loan payable – related party. The carrying amount of our prepaid accounts payable, accrued expenses- related parties and loan payable – related party approximates their fair values because of the short-term maturities of these instruments.

Related Party Transactions

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person’s immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. See Notes 4 and 5 below for details of related party transactions in the period presented.

Fixed Assets

We owned no fixed assets as of December 31, 2024.

GLOBAL INNOVATIVE PLATFORMS INC.

Notes to the Condensed Financial Statements

(Unaudited)

Leases

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) as assets, operating lease non-current liabilities, and operating lease current liabilities in our balance sheet. Finance leases are property and equipment, other current liabilities, and other non-current liabilities in the balance sheet.

ROU assets represent the right to use an asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over lease term. As most of the leases do not provide an implicit rate, we generally use the incremental borrowing rate on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at the commencement date. The operating ROU asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payment is recognized on a straight-line basis over the lease term.

We were not party to any lease transactions during the three months ended December 31, 2024 or December 31, 2023.

Income Taxes

The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. We record a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Uncertain Tax Positions

We evaluate tax positions in a two-step process. We first determine whether it is more likely than not that a tax position will be sustained upon examination, based on the technical merits of the position. If a tax position meets the more-likely-than-not recognition threshold it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. We classify gross interest and penalties and unrecognized tax benefits that are not expected to result in payment or receipt of cash within one year as long-term liabilities in the financial statements.

Revenue Recognition

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

Service revenues are recognized as the services are performed in proportion to the transfer of control to the customer and real estate revenues are recognized at the time of sale when consideration has been exchanged and title has been conveyed to the buyer. At this time, we have not identified specific planned revenue streams.

During the three months ended December 31, 2024, or December 31, 2023, we did not recognize any revenue.

GLOBAL INNOVATIVE PLATFORMS INC.

Notes to the Condensed Financial Statements

(Unaudited)

Advertising Costs

We expense advertising costs when advertisements occur. No advertising costs were incurred during the three months ended December 31, 2024, or December 31, 2023.

Stock Based Compensation

The cost of equity instruments issued to non-employees in return for goods and services is measured by the grant date fair value of the equity instruments issued. The cost of employee services received in exchange for equity instruments is based on the grant date fair value of the equity instruments issued.

Net Loss per Share Calculation

Basic net loss per common share (“EPS”) is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

No potentially dilutive debt or equity instruments were issued or outstanding during the three months ended December 31, 2024, or December 31, 2023.

Recently Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and do not believe any of these pronouncements will have a material impact on our financial statements.

NOTE 4. RELATED PARTY TRANSACTIONS

Founder Shares Issued to Related Parties

On October 23, 2023, the Company issued 24,532,138 shares of common stock, par value $0.0001 per share, including 18,271,990 which was issued to related parties for an aggregate consideration of $1,827. The Company also issued 600,000 shares of our common stock on September 27, 2024 for an aggregate consideration of $60,000.

On July 10, 2024, the Company issued 530,000 shares of our common stock, par value of $0.0001 per share, which included 490,000 shares to related parties in exchange for services of $49, including office space, secretarial and administrative services provided by members of the Company’s founding team.

As of September 28, 2024, the Company issued 2,197,000 shares of our common stock, par value of $0.0001 per share including 1,830,000 shares to related parties in exchange for services of $183 including office space, secretarial and administrative services provided by members of the Company’s management and founding team.

Three Shareholders advanced us $50,000, $50,000, and $1,115 for the year ended September 30, 2023 and an additional $25,000, for the year ending September 30, 2024. On September 27, 2024, the Company converted $337,360 of debt into 5,267,268 shares of our common stock that included these balances plus prior year amounts with an aggregate total of $311,363, which were converted to 5,107,268 shares of our common.

In October and December, 2024, the Company issued 3,555,750 shares for $286,500 in cash, $75 of stock subscriptions and $1,188 of services, of which 500,000 shares were issued to related parties for services valued at $850.

Related Party Accruals

During the year ended September 30, 2023, and modified as of August 27, 2024, the Company entered into a contract (see note 7) with a party who has the right to obtain 638,532 shares. The contract obligated us to an upfront payment of $50,000 which was expensed in the year ended September 30, 2023 and we paid $17,600 under this arrangement during the year ended September 30, 2024 and paid $42,400 during the quarter ended December 31, 2024.

We also paid a related party for $4,500 in rent for the quarter ended December 31, 2024.

NOTE 5. INCOME TAXES

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act makes broad and complex changes to the U.S. tax code that affect fiscal 2018, including, but not limited to requiring a one-time transition tax on certain unrepatriated earnings of foreign subsidiaries that is payable over eight years. The Tax Act also establishes new tax laws that will affect 2018 and later years, including, but not limited to, a reduction of the U.S. federal corporate tax rate from 34% to 21%, a general elimination of U.S. federal income taxes on dividends from foreign subsidiaries, net operating loss deduction limitations, a base erosion, anti-tax abuse tax and a deduction for foreign-derived intangible income and a new provision designed to tax global intangible low-taxed income.

We did not provide any current or deferred US federal income tax provision or benefit during the three months ended December 31, 2024, or December 31, 2023 as we incurred tax losses during the period. When it is more likely than not that a tax asset cannot be realized through future income, we must record an allowance against any future potential future tax benefit. We have provided a full valuation allowance against the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward periods.

GLOBAL INNOVATIVE PLATFORMS INC.

Notes to the Condensed Financial Statements

(Unaudited)

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the three months ended December 31, 2024, or December 31, 2023 as defined under ASC 740, “Accounting for Income Taxes.” We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of the accumulated deficit on the balance sheet.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes.

The sources and tax effects of the differences for the periods presented are as follows:

	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023

Statutory U.S. Federal Income Tax Rate	21%	21%
State Income Taxes	5%	5%
Change in Valuation Allowance	(26)%	(26)%
Effective Income Tax Rate	0%	0%

A reconciliation of the income taxes computed at the statutory rate is as follows:

	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023
Tax credit (expense) at statutory rate (26%)	$31,321	$12,862
Increase in valuation allowance	(31,321)	(12,862)
Net deferred tax assets	$—	$—

As of December 31, 2024, the Company had a federal net operating loss carryforward of approximately $650,000. The federal net operating loss carryforward does not expire but may only be used against taxable income to 80%. In response to the novel coronavirus COVID-19, the Coronavirus Aid, Relief, and Economic Security Act temporarily repealed the 80% limitation for NOLs arising in 2018, 2019 and 2020. No tax benefit has been reported in the financial statements. The annual offset of this carryforward loss against any future taxable profits may be limited under the provisions of Internal Revenue Code Section 381 upon any future change(s) in control of the Company.

All of the Company’s income tax returns are currently open to audit by federal and state jurisdictions.

NOTE 6. COMMITMENTS & CONTINGENCIES

Legal Proceedings

We were not subject to any legal proceedings during the three months ended December 31, 2024 or December 31, 2023 and, to the best of our knowledge, no legal proceedings are pending or threatened.

Contractual Obligations

We are not party to any contractual obligations at this time other than our Patent and License Know-How Agreement with Defiant Technologies, Inc. as modified on August 18, 2024.

NOTE 7. SHAREHOLDERS’ DEFICIT

Preferred Stock

As of December 31, 2024, we were authorized to issue 10,000,000 shares of preferred stock with a par value of $0.0001.

No shares of preferred stock were issued and outstanding during the three months ended December 31, 2024 or as of September 30, 2024.

GLOBAL INNOVATIVE PLATFORMS INC.

Notes to the Condensed Financial Statements

(Unaudited)

No series of preferred stock or rights for preferred stock had been designated at December 31, 2024.

Common Stock

As of December 31, 2024, we were authorized to issue 1,990,000,000 shares of common stock with a par value of $0.0001.

As of September 15, 2020, the effective date of the reverse recapitalization, 619,085 split adjusted shares of common stock were issued and outstanding in our predecessor company with a reverse split adjusted total (see below) par value of $62 and negative balance of additional paid in capital totaling $(15,550), and at March 1, 2021 had donated capital of $51,004.

On October 23, 2023, the Company issued 24,532,138 shares of common stock, par value $0.0001 per share, including 18,271,990 which was issued to related parties for an aggregate consideration of $1,827. The Company also issued 600,000 shares of our common stock on September 27, 2024 for an aggregate consideration of $60,000.

On July 10, 2024, the Company issued 530,000 shares of our common stock, par value of $0.0001 per share, which included 490,000 shares to related parties in exchange for services of $49, including office space, secretarial and administrative services provided by members of the Company’s founding team.

As of September 28, 2024, the Company issued 2,197,000 shares of our common stock, par value of $0.0001 per share including 1,830,000 shares to related parties in exchange for services of $183 including office space, secretarial and administrative services provided by members of the Company’s management and founding team.

Three Shareholders advanced us $50,000, $50,000, and $1,115 for the year ended September 30, 2023 and an additional $25,000, for the year ending September 30, 2024. On September 27, 2024, the Company converted $337,360 of debt into 5,267,268 shares of our common stock that included these balances plus prior year amounts with an aggregate total of $311,363, which were converted to 5,107,268 shares of our common stock.

In October and December, 2024, the Company issued 3,555,750 shares for $286,500 in cash, $75 of stock subscriptions and $1,188 of services, of which 500,000 shares were issued to related parties for services valued at $850.

As of December 31 and September 30, 2024, 37,301,241 and 33,745,491 shares of common stock were issued and outstanding, respectively.

Warrants

No warrants were issued or outstanding during the three months ended December 31, 2024 or 2023.

Stock Options

We currently have no stock option plan.

No stock options were issued or outstanding during the three months ended December 31, 2024 or 2023.

NOTE 8. SUBSEQUENT EVENTS

The Company evaluated subsequent events after December 31, 2024, in accordance with FASB ASC 855 Subsequent Events, through the date of the issuance of these financial statements and has determined there have been no subsequent events for which disclosure is required. The Company did issue and sell 1,810,000 shares of its common stock on January 29, 2025 to investors for $181,000 ($.10 per share) in an exempt offering under Regulation D.

PART III – EXHIBITS

Index to Exhibits

Exhibit No.:	Description of Exhibit	Incorporated by Reference to:

2. Charter and Bylaws
2.1	Certificate of Incorporation dated September 15, 2020	Incorporated by reference to the Form 10-K for the year ended September 30, 2024 filed with the Securities and Exchange Commission on December 30, 2024

2.2	Bylaws	Incorporated by reference to the Form 10-K for the year ended September 30, 2024 filed with the Securities and Exchange Commission on December 30, 2024

2.3	Certificate of Amendment of Certificate of Incorporation dated October 23, 2020	Incorporated by reference to the Form 10-K for the year ended September 30, 2024 filed with the Securities and Exchange Commission on December 30, 2024

2.4	Certificate of Amendment of Certificate of Incorporation dated May 10, 2021	Incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on May 13, 2021.

2.5	Certificate of Correction dated May 11, 2021	Incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on May 13, 2021.

4. Subscription Agreement
4.1	Subscription Agreement	Filed herewith.

6. Material Contracts
6.1	Patent and Know How License Agreement between Global Innovative Platforms Inc. and Defiant Technologies Inc. dated August 18, 2023	Incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on August 23, 2023.
6.2	Patent and Know How License Agreement between Global Innovative Platforms Inc. and Defiant Technologies Inc. dated August 27, 2024

11. Consents
11.1	Consent of Independent Auditor	Filed herewith.
11.2	Consent of Fleming PLLC (see Exhibit 12.1)	Filed herewith.

12. Opinion re: Legality
12.1	Opinion of Fleming PLLC	Incorporated by reference to the Form 1-A filed with the Securities and Exchange Commission on April 4, 2025.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maitland, State of Florida, on April 30, 2025.

GLOBAL INNOVATIVE PLATFORMS INC.

By:	/s/ Andrew Brown

Andrew Brown

Chief Executive Officer, President and Chief Financial Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Andrew Brown

Andrew Brown

Chief Executive Officer, President and Chief Financial Officer

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